Exhibit 99.2

Documento Final                    Appendix 2                     Execution Copy

                                                                               1

            MODIFICACION AL                               AMENDED
         PACTO DE ACCIONISTAS                     SHAREHOLDERS' AGREEMENT

En Santiago de Chile, a 13 de enero de    In  Santiago,  Chile,  on January  13,
2003, entre:                              2003, between:

FHI FINANCE HOLDING INTERNATIONAL B.V. FHI FINANCE HOLDING INTERNATIONAL B.V. (antes denominada Paulaner Overseas (formerly Paulaner Overseas Breweries
Breweries B.V.), sociedad constituida B.V.), a company constituted and y existente de acuerdo a las leyes de existing in accordance with the laws la Republica de Holanda, representada of the Netherlands, represented, as it segun se acreditara, por don Johannes shall be evidenced herein below, by
Bauer y don Klaus  Naeve,  en adelante    Mr.   Johannes  Bauer  and  Mr.  Klaus
"FHI", y                                  Naeve, hereinafter "FHI", and

SCHORGHUBER STIFTUNG & CO. HOLDING SCHORGHUBER STIFTUNG & CO. HOLDING K.G., sociedad constituida y existente K.G., a company constituted and de acuerdo a las leyes de la Republica existing in accordance with the laws de Alemania, representada, segun se of Germany, represented, as it shall acreditara, por don Klaus Naeve y dona be evidenced herein below, by Mr. Ruth Beisswingert, en adelante "SHKG", Klaus Naeve and Ms. Ruth Beisswingert, hereinafter "SHKG",

por una parte; y por la otra              on the one hand, and on the other,

QUINENCO   S.A.   (antes    denominada    QUINENCO   S.A.   (formerly   Forestal
Forestal   Quinenco  S.A.),   sociedad    Quinenco S.A.), a public Chilean stock
anonima    abierta    constituida    y    corporation  constituted  and existing
existente de acuerdo con las leyes de in accordance with the laws of Chile, la Republica de Chile, representada represented, as it shall be evidenced segun se acreditara, por don Guillermo herein below, by Mr. Guillermo Luksic Luksic Craig y don Francisco Perez Craig and Mr. Francisco Perez
Mackenna, en adelante "Quinenco",         Mackenna, hereinafter, "Quinenco",

en lo sucesivo, cada una de las partes each said party hereinafter referred antes referidas individualmente to individually as a "Party" and denominada la "Parte" y colectivamente collectively as the "Parties" who have
las   "Partes"   se  ha   acordado  lo    hereby agreed to the following:
siguiente:

I.- ANTECEDENTES                          I.- BACKGROUND

1. En el mes de  septiembre  de  1986,    1. In  September,  1986,  Quinenco and
Quinenco y la sociedad Paulaner the company Paulaner Salvator Salvator Thomasbrau A.G. (hoy y en Thomasbrau A.G. (now and hereinafter, adelante "BBH"), acordaron presentarse "BBH"), agreed to jointly submit a bid en conjunto a una propuesta para la for 60% of the shares of Compania de licitacion de un 60% de las acciones Cervecerias Unidas S.A., a public de la sociedad anonima chilena abierta Chilean stock corporation (sociedad denominada Compania Cervecerias Unidas anonima abierta) hereinafter "CCU", in S.A., en adelante "CCU", que fue a bidding process called by the
convocada  por  la  Comision  Progresa    Comision  Progresa for  September  24,
para el dia 24 de septiembre de 1986.     1986.

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2. Con dicho objeto,  las partes a ese    2. For those purposes,  the parties at
momento  acordaron  utilizar,  con una    that time agreed to use  Inversiones y
participacion  igualitaria  en ella, a    Rentas S.A.,  (hereinafter  "IRSA"), a
la sociedad  anonima  chilena  cerrada    private   Chilean  stock   corporation
denominada  Inversiones  y Rentas S.A.    (sociedad  anonima  cerrada)  in which
(en adelante "IRSA") y mantener a esta    such  parties  held equal  shares,  to
ultima como una sociedad  tenedora del    hold the majority of the shares in CCU
paquete mayoritario de acciones de CCU    to be obtained  through the bid.  This
que  se   licitaba,   hecho   que  fue    fact was  timely  communicated  to the
oportunamente     informado    a    la    Superintendence   of   Insurance   and
Superintendencia de Valores y Seguros,    Securities     (Superintendencia    de
como asimismo efectuada la publicacion    Valores  y  Seguros)  and a notice  in
ordenada  por la ley, en el diario "El    this regard was published, as required
Mercurio" de Santiago, con fecha 27 de    by law, on  September  27, 1986 in the
septiembre de 1986.                       newspaper "El Mercurio" of Santiago.

3.   A   la   fecha    del    presente    3. As of the date  hereto,  IRSA  owns
instrumento,    IRSA   es   duena   de    196,137,960  of the  shares  issued by
196.137.960 acciones emitidas por CCU,    CCU,  equal to 61.58%  of the  capital
que  equivalen  al 61,58% del  capital    stock in CCU.
accionario de esta ultima.

4. Ante la conveniencia de regular 4. In order to adequately regulate the adecuadamente los terminos de la terms of this association, on April asociacion establecida, con fecha 14 14, 1994, Quinenco, FHI and BBH, de abril de 1994, Quinenco, FHI y BBH entered into the Shareholders'
celebraron el Pacto de Accionistas que Agreement amended hereby in order to se modifica en virtud del presente govern their relationship as the sole instrumento, para regular sus shareholders of IRSA and to jointly relaciones de unicos socios de IRSA y exercise, through this company, the de ejercer conjuntamente, a traves de control of CCU. In said Shareholders' esta ultima sociedad, el control de Agreement, FHI and BBH, on the one
CCU. En dicho Pacto de Accionistas, hand, and Quinenco on the other, FHI y BBH, por una parte y Quinenco mutually granted each other a right of
por   la    otra,    se    concedieron    first  refusal  over their  respective
reciprocamente  un  derecho de primera    shares in IRSA and in FHI.
opcion de compra sobre sus respectivas
acciones en IRSA y en FHI.

BBH mantenia su  participacion  en FHI    BBH   held   its   interest   in   FHI
en forma indirecta, a traves de una indirectly, through a 100% owned subsidiaria cuya propiedad le subsidiary called, first, Paulaner pertenecia en un 100%, llamada primero Braubeteiligungs GmbH and later Paulaner Braubeteiligungs GmbH y BrauHolding International AG
despues  BrauHolding  International AG    (hereinafter "BHI").
(en adelante "BHI").
                                          In  February   2001,  the  market  was
En  febrero  de 2001,  se  informo  al    informed   that   BBH   and   Heineken
mercado   el   acuerdo   entre  BBH  y    International  B.V., a Dutch  company,
Heineken   International   B.V.,   una    had  agreed  on the  sale to  Heineken
compania holandesa, en virtud del cual International B.V. of 49.9% of the esta ultima compraba el 49,9% de las shares of BHI and on an association
acciones  de  BHI  y se  convenia  una    for the  development  of various  beer
asociacion   para  el   desarrollo  de    businesses.   At  that  time  disputes
diversos negocios  cerveceros.  En ese    arose  between  Quinenco,  on the  one
momento   surgieron   disputas   entre    hand, and
Quinenco, por una parte, y

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BBH y FHI, por la otra, relativas a la    BBH and FHI, on the other,  related to
interpretacion     del     Pacto    de    the   interpretation   of   the   IRSA
Accionistas  existente  en  IRSA,  por    Shareholders'  Agreement  by  BBH  and
parte de BBH y FHI.                       FHI.

En julio de 2001,  Quinenco comenzo un    In July 2001,  Quinenco  commenced  an
arbitraje ante la Corte de Arbitraje arbitration before the International Internacional de la Camara de Comercio Court of Arbitration of the Internacional (la "CCI") (Caso numero International Chamber of Commerce (the
11681/KGA) (el "Arbitraje").              "ICC")  (Case  No.   11681/KGA)   (the
                                          "Arbitration").

En enero de 2002, previa autorizacion In January 2002, following de Quinenco, BHI transfirio a SHKG el authorization from Quinenco, BHI 100% de las acciones de FHI. En el transferred to SHKG 100% of the shares mismo momento, SHKG se hizo parte en of FHI. At that time SHKG became a el Pacto de Accionistas que se party to the Shareholders' Agreement modifica en virtud del presente amended hereby and undertook to comply instrumento y se obligo a cumplir la with the decision of the Arbitral
sentencia del Tribunal Arbitral.          Tribunal.

Habiendo BHI transferido a SHKG el Following the transfer by BHI to SHKG 100% de las acciones de FHI, BBH ya no of 100% of the shares of FHI, BBH is es Parte del Pacto de Accionistas en no longer a Party to the IRSA
IRSA.                                     Shareholders' Agreement.

Con esta misma fecha, Quinenco, SHKG, On the date hereof, Quinenco, SHKG, BBH y FHI han celebrado un Contrato de BBH and FHI have executed a Settlement Transaccion y Finiquito para poner and Release Agreement in order to termino al Arbitraje. Dicho Contrato terminate the Arbitration. Said de Transaccion y Finiquito contempla Settlement and Release Agreement
la  simultanea  modificacion  de  este    refers to the  simultaneous  amendment
Pacto de Accionistas.                     of this Shareholders' Agreement.

5. Se deja  constancia de lo siguiente    5. The following information regarding
respecto a IRSA:                          IRSA is stated for the record:

a)    IRSA se constituyo por escritura    a)    IRSA was constituted by means of
      publica  de 2 de  agosto de 1985          a public  deed  dated  August 2,
      ante  el   Notario   Publico  de          1985, executed before the Notary
      Santiago,   don   Andres   Rubio          Public of Santiago,  Mr.  Andres
      Flores   y   su   extracto   fue          Rubio   Flores.    An   abstract
      inscrito a fs. 13.281  N(degree)          thereof was  registered  on page
      6.855 del  Registro  de Comercio          13,281,   No.   6,855   of   the
      de Santiago  correspondiente  al          Commerce  Registry  of  Santiago
      ano  1985,  y  publicado  en  el          corresponding  to the year  1985
      Diario Oficial  N(degree) 32.258          and   was   published   in   the
      de fecha 28 de  agosto  de 1985.          Official  Gazette  Number 32,258
      Los  Estatutos  de IRSA han sido          on August 28, 1985.  The by-laws
      modificados        en       seis          of IRSA  have been  amended  six
      oportunidades,  segun  consta de          times,   as   evidenced  in  the
      las   escrituras   publicas   de          following  public  deeds  dated:
      fechas: 30 de diciembre de 1986;          December  30,  1986;   April  1,
      1  de  abril   de  1987;   4  de          1987; November 4, 1988 and April
      noviembre  de 1988 y 13 de abril          13,  1989;  all  of  which  were
      de 1989,  todas  otorgadas en la          executed   before   the   Notary
      Notaria  de   Santiago   de  don          Public of Santiago,  Mr.  Andres
      Andres  Rubio  Flores;  y de las          Rubio Flores;  and in the public
      escrituras publicas de fechas 17          deeds dated March
      de  marzo  de 1997 y 25 de abril
      de 1997, estas

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      ultimas   en   la   Notaria   de          17,  1997 and  April  25,  1997,
      Santiago   de  don  Felix   Jara          both executed  before the Notary
      Cadot.    Todas   las   reformas          Public of  Santiago,  Mr.  Felix
      estatutarias     senaladas    se          Jara  Cadot.  All the  foregoing
      encuentran           debidamente          amendments  to the by-laws  have
      legalizadas conforme a la Ley.            been    duly     legalized    in
                                                accordance with the law.

b)    El capital  suscrito y pagado de    b)    The outstanding and paid capital
      IRSA al 31 de  diciembre de 2001          of  IRSA,  as  of  December  31,
      alcanza   a    $157.958.263.116,          2001,     amounts     to     CH$
      dividido en  1.522.174  acciones          157,958,263,116,   divided  into
      sin valor nominal,  distribuidas          1,522,174 shares with no nominal
      en 761.087 acciones de propiedad          value,   of  which  761,087  are
      de  FHI y  761.087  acciones  de          owned  by FHI  and  761,087  are
      propiedad de Quinenco.                    owned by Quinenco.

c)    Conforme    a   sus    Estatutos    c)    In accordance  with its by-laws,
      Sociales,  el Directorio de IRSA          the  Board of IRSA is  comprised
      esta     compuesto    de    seis          of six directors  elected by the
      directores,   elegidos   por  la          Shareholders' Meeting. Given the
      Junta  de  Accionistas.  Dada la          shareholding  structure of IRSA,
      composicion  accionaria de IRSA,          three  of  the   directors   are
      tres  directores se designan por          appointed by FHI while the other
      FHI, en tanto que los otros tres          three are appointed by Quinenco.
      directores   se   designan   por
      Quinenco.

d)    El quorum  para las  sesiones de    d)    The  quorum of the Board of IRSA
      Directorio  de IRSA es de cuatro          is    four    directors,     and
      directores y los acuerdos  deben          resolutions  must be  passed  by
      adoptarse, asimismo, con el voto          the affirmative vote of at least
      favorable  de  al  menos  cuatro          four   directors.   The   person
      directores.   La   persona   que          presiding  over the meeting does
      presida  la  reunion  no  tendra          not  have a  casting  vote.  The
      voto   dirimente.   Las   Partes          Parties    shall    cause    the
      causaran que los  directores  de          directors  of IRSA to agree that
      IRSA  acuerden que los cargos de          the  positions  of Chairman  and
      Presidente y Vicepresidente sean          Vice-chairman       be      held
      ejercidos  alternativamente  por          alternately,   for  three   year
      periodos  de  tres  anos  por un          terms,  by directors  elected by
      director elegido por cada una de          each one of them, in order that,
      ellas,   de  modo  que  en  cada          in  each  term,   the   Chairman
      periodo      la      presidencia          correspond   to   one   of   the
      corresponda  a una de ellas y la          Parties,  and the  Vice-chairman
      vicepresidencia a la otra.                to the other.

e)    Por  acuerdo del  Directorio  de    e)    By  resolution  of the  Board of
      IRSA,  la  representacion  de la          IRSA,   the  company   shall  be
      sociedad   en  las   Juntas   de          represented   at   Shareholders'
      Accionistas  de  CCU  la  tendra          Meetings  of CCU  by the  person
      quien  sea  designado  para  tal          designated  for such  purpose by
      efecto por dicho  Directorio  en          the Board of IRSA in an ordinary
      sesion        ordinaria        o          or extraordinary meeting, as the
      extraordinaria   segun   sea  el          case  may be.  In such  meeting,
      caso,  en la que se le instruira          the   representative   shall  be
      acerca  de la  forma en que debe          instructed on the manner to vote
      votar    en    dichas    Juntas,          in the Shareholders' Meetings of
      particularmente           cuando          CCU,  especially  in relation to
      corresponda elegir directores de          the  election  of  directors  of
      CCU.                                      CCU.

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f)    Los  titulos de las  acciones de    f)    The  following are the CCU share
      CCU  propiedad  de IRSA  son los          certificates owned by IRSA:
      siguientes:

      Numero                                    Number
      Fecha de Emision                          Date of Issuance
      Cantidad                                  Quantity

      S-41072                                   S-41072
      S-41073                                   S-41073

      16.01.1997                                01.16.1997
      16.01.1997                                01.16.1997

      21.875.000                                21,875,000
      174.262.960                               174,262,960
      ===========                               ===========

      Total                                     Total
      196.137.960 acciones                      196,137,960 shares
      61,58%                                    61.58%

g)    En   Junta   Extraordinaria   de    g)    In       an        Extraordinary
      Accionistas, celebrada con fecha          Shareholders'  Meeting  held  on
      14 de marzo de 1997,  se  aprobo          March 14, 1997, it was agreed to
      acoger a IRSA a las  normas  que          subject  IRSA to the  provisions
      rigen a las sociedades  anonimas          governing      public      stock
      abiertas,       conforme      lo          corporations  in accordance with
      establecido   en   el   articulo          article 2,  paragraph  3, of Act
      2(degree) inciso 3(degree) de la          No.  18,046 and article 2 of the
      Ley   N(degree)   18.046   y  al          Stock  Corporations  Regulations
      articulo      2(degree)      del          (Reglamento     de    Sociedades
      Reglamento     de     Sociedades          Anonimas). It was also agreed to
      Anonimas.  Se acordo,  asimismo,          voluntarily  register  IRSA  and
      proceder   a   la    inscripcion          its  shares  in  the  Securities
      voluntaria  de  IRSA  y  de  sus          Register of the  Superintendence
      acciones   en  el   Registro  de          of  Securities   and  Insurance.
      Valores  de la  Superintendencia          IRSA  is   registered   in  said
      de Valores y  Seguros,  quedando          Register under number 617. As of
      en   definitiva    inscrita   la          today, the shares issued by IRSA
      sociedad en dicho Registro, bajo          have not been  registered in the
      el numero  617.  Hasta la fecha,          foregoing  Securities  Register.
      las  acciones  emitidas por IRSA          Consequently,  as  of  the  date
      no  se   han   inscrito   en  el          hereto,  IRSA is a private stock
      referido Registro de Valores. En          corporation  that,  pursuant  to
      consecuencia,  a  la  fecha  del          its by-laws and article 2 of Act
      presente  instrumento,  IRSA  es          No.  18,046,  is  subject to the
      una  sociedad  anonima  cerrada,          provisions     applicable     to
      que de acuerdo a sus estatutos y          publicly        held       stock
      a lo  dispuesto  por el articulo          corporations.
      2(degree)  de la  Ley  N(degree)
      18.046,  se  encuentra  sujeta a
      las   normas  que  rigen  a  las
      sociedades anonimas abiertas.

h)    El  Pacto  de   Accionistas   se    h)    The  Shareholders'  Agreement is
      encuentra  depositado  en IRSA y          deposited  with IRSA and CCU and
      en   CCU  y   anotado   en   los          reference  to it is  made in the
      Registros  de   Accionistas   de          Stockholders'  Registry  Book of
      dichas sociedades.                        said companies.

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II.- OBJETIVO DEL PRESENTE PACTO          II.- PURPOSE OF THIS AGREEMENT

1.- Dado que Quinenco y FHI son las 1.- Given that Quinenco and FHI are actuales y unicas socias, por iguales the current sole and equal partners in partes, en IRSA, a traves de la cual IRSA, through which they exercise the ejercen el control de CCU, las Partes control of CCU, the Parties agree that convienen que el objeto del presente the purpose of this Shareholders'
Pacto de Accionistas sera regular sus Agreement is to govern their relaciones de unicos accionistas de relationship as the only shareholders IRSA, duenos, respectivamente, del 50% in IRSA, each with a 50% equity de su capital accionario en la forma interest, in the manner set forth in
que  se  establece  en  las  clausulas    the    clauses     below    in    this
siguientes  del  denominado  "Pacto de    "Shareholders' Agreement".
Accionistas".

2.- La intencion de las Partes, en su 2.- The intention of the Parties, as calidad de unicos accionistas de IRSA, sole shareholders of IRSA, is to act es actuar en todo momento y at all times and in all circumstances circunstancia de comun acuerdo en el by mutual agreement in the exercise of ejercicio del control conjunto de CCU, the joint control of CCU. All the
principio   bajo   el   cual   deberan    provisions   of   this   Shareholders'
interpretarse  y  cumplirse  todas las    Agreement  shall  be  interpreted  and
estipulaciones del presente Pacto de performed in accordance with this Accionistas, entendiendose que este principle, with the understanding that persigue propender al desarrollo y this Shareholders' Agreement purports crecimiento de CCU y de los negocios to advance the development and growth que a traves de CCU las Partes of CCU and the businesses that the
conjuntamente aborden.                    Parties jointly undertake through CCU.

3.- En atencion a lo senalado en los 3.- In light of the statements set Antecedentes y en los N(degree)s 1 y 2 forth in the Background and in No.s 1 precedentes, los derechos y and 2 above, the rights and
obligaciones  de las  Partes y todo lo    obligations  of the  Parties  and  all
que se refiere a sus relaciones como matters related to their relationship accionistas de IRSA, se regiran por as shareholders of IRSA, shall be las disposiciones de los Estatutos governed by the provisions of the
Sociales de esta ultima y, ademas, por    charters  and by-laws of IRSA and this
las  disposiciones  de este  Pacto  de    Shareholders' Agreement.
Accionistas.

4.-   Este   Pacto   de    Accionistas    4.-   This   Shareholders'   Agreement
comprende un pacto particular entre includes a special agreement between los accionistas de IRSA, respecto de the shareholders of IRSA relating to la cesion de las acciones de la misma, the transfer of the shares of IRSA. quedando por ello sujeto a su For that reason, insofar as it relates
anotacion    en   el    Registro    de    to  such   transfers,   it   shall  be
Accionistas de esta, solo en lo que recorded in the Stockholders' Registry dice relacion con tales cesiones, Book of the company as provided for in conforme lo dispone el articulo 14 de article 14 of the Stock Corporation
la Ley de Sociedades Anonimas.            Act (Ley de Sociedades Anonimas).

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III.- PACTO DE ACCIONISTAS                III.- SHAREHOLDERS' AGREEMENT

Adquisicion de Acciones Adicionales de    Acquisition  and Voting of  Additional
CCU y  Ejercicio  de  Derechos de Voto    CCU Shares
Respecto de Estas

PRIMERO:                                  ONE:

1.1 Todos los Valores de CCU respecto 1.1 All Securities of CCU in which any de los cuales cualquiera de las Partes Party has, directly or indirectly, any tenga, directa o indirectamente, beneficial ownership or economic or dominio o cualquier otro derecho o other interest shall be held through interes, sea economico o de otra IRSA. "Securities" means shares or any clase, deberan ser mantenidos a traves direct or indirect interest in shares de IRSA. o "Valores" significa (including, without limitation, any acciones o cualquier interes directo o instrument convertible into, or indirecto sobre acciones (incluyendo, exchangeable for, shares, or any
sin      limitacion       cualesquiera    options   to   acquire   any   of  the
instrumentos    convertibles    en   o    foregoing).  Consequently,  subject to
canjeables     por,     acciones     o    clause 1.3 below,  the  Parties  agree
cualesquiera opciones para adquirir not to acquire, directly or cualquiera de los anteriores). En indirectly, Securities of CCU on their consecuencia y sujeto a lo dispuesto own, but instead undertake to make any en la clausula 1.3 mas abajo, las such acquisition only through IRSA.
Partes estan de acuerdo en no adquirir This obligation extends to any other directa o indirectamente Valores de person or company which is an CCU por separado obligandose a hacerlo Affiliate (as defined in clause 6.1)
solo  por  intermedio  de  IRSA.  Esta    of a Party.
obligacion  se extiende a toda persona
o  sociedad  que tenga la  calidad  de
Persona  Relacionada  (segun  esta  se
define en la  clausula  6.1) de alguna
de las Partes.

1.2 Las Partes se comprometen a que la 1.2 The aggregate ownership interest participacion accionaria total de las of the Parties in CCU shall not exceed Partes en CCU no supere en caso alguno two thirds (2/3) of the issued and los dos tercios (2/3) de las acciones outstanding voting securities of CCU, emitidas con derecho a voto de CCU, a so as to avoid triggering an eventual fin de evitar la eventual obligacion obligation to launch a tender offer de efectuar una oferta publica de for CCU shares held by third parties.
adquisicion de acciones de CCU en No Party shall enter into any poder de terceras personas. Ninguna de agreement or transaction that could las Partes celebrara convencion o trigger the obligation to launch a transaccion alguna que pudiese tender offer for CCU shares held by producir la obligacion de efectuar una third parties, nor shall any Party oferta publica de adquisicion de launch any such offer, without the
acciones  de CCU en poder de  terceras    prior consent of the other Party.
personas,  como tampoco  efectuara tal
oferta    publica    sin   el   previo
consentimiento de la otra Parte.

1.3 No obstante lo anterior, en el 1.3 Notwithstanding the foregoing, in evento que un tercero pretenda the event that a third party proposes adquirir cualesquiera acciones de CCU to acquire any shares of CCU in a a traves de una oferta publica de public tender offer and the Parties adquisicion de acciones y las Partes cannot agree to cause IRSA to launch a no se pusieren de acuerdo para que competing offer in response thereto, IRSA efectue una oferta competidora, any Party wishing to make such cualquiera de las Partes que desee competing offer (the "Tendering efectuar tal oferta competidora (el Shareholder") shall be free to do so, "Accionista Oferente") sera

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libre   de   hacerlo,   sujeto   a  la    provided     that    the     Tendering
condicion que el  Accionista  Oferente    Shareholder     shall    be     solely
sera  exclusivamente   responsable  de    responsible  for  accepting and paying
aceptar  y pagar por la  totalidad  de    for all shares  tendered  pursuant  to
las  acciones que reciba en la oferta,    applicable  law and that the Tendering
de acuerdo a la ley aplicable y que el    Shareholder shall place all of the CCU
Accionista  Oferente debera  depositar    shares   it  so   acquires   into   an
la  totalidad  de las  acciones de CCU    irrevocable  voting  trust for so long
que   adquiera  por  esta  via  en  un    as  it is  directly  or  indirectly  a
"irrevocable  voting trust",  debiendo    shareholder  of IRSA.  The trust shall
ademas  mantenerlas  en dicho  "voting    have  two  co-trustees,   one  trustee
trust"  por  todo  el  tiempo  que  el    appointed by the Tendering Shareholder
Accionista   Oferente  sea  directa  o    and one trustee appointed by the other
indirectamente  accionista de IRSA. El    Party.  The  co-trustees   shall  have
"trust"   tendra  dos   "co-trustees",    joint power to vote the shares held in
siendo uno de los  "trustees"designado    the trust.  Each Party shall cause the
por el  Accionista  Oferente y el otro    trustee  it   appoints  to  vote  such
"trustee" designado por la otra Parte.    shares in all  instances in the manner
Los   "co-trustees"    ejerceran   los    indicated  by the  Board of  IRSA.  At
derechos  de voto que  correspondan  a    such time as the Party  other than the
las acciones depositadas en el "trust"    Tendering   Party   ceases   to  be  a
en virtud de un poder  conjunto que se    shareholder  of IRSA, the voting trust
les  conferira al efecto.  Cada una de    shall be  dissolved  and cease to have
las Partes  obtendra  que el "trustee"    any further force and effect,  and the
por ella  designado  vote en todo caso    voting  rights with respect to the CCU
por  dichas  acciones  en la forma que    shares shall  revert to the  Tendering
decida el  Directorio  de IRSA.  Si la    Party. Notwithstanding that the voting
Parte que no es el Accionista Oferente    trust  may be  established  under  the
dejare de ser  accionista  de IRSA, el    laws  of  a  jurisdiction  other  than
"voting  trust" sera disuelto y dejara    Chile  (such  as  the  United  States,
de  tener  toda   vigencia   ulterior,    Bermuda,  the  Cayman  Islands or such
recuperando el Accionista Oferente los    other   jurisdiction  as  the  Parties
derechos  de  voto   respecto  de  las    shall agree),  for the purposes of the
acciones de CCU.  No  obstante  que el    power of  attorney  to vote the shares
"voting trust" pueda establecerse bajo    held in said trust,  the Parties agree
las leyes de una jurisdiccion distinta    that, as the  controlling  shareholder
a la chilena, como por ejemplo, en los    of CCU, IRSA shall have an interest in
Estados  Unidos de  America,  Bermuda,    the   performance  of  such  power  of
las Islas Cayman o cualquier  otra que    attorney  and  for  that  reason  such
las Partes acuerden,  para los efectos    power of attorney shall be irrevocable
del poder que se  otorgue  para  votar    pursuant to article 241 of the Chilean
por las acciones  depositadas en dicho    Code of Commerce (Codigo de Comercio).
"trust", las Partes estan contestes en
que   IRSA   tendra   interes   en  la
ejecucion de dicho poder en su calidad
de  controlador de CCU, por lo que tal
poder sera irrevocable en los terminos
del   articulo   241  del   Codigo  de
Comercio chileno.

1.4 Las Partes obtendran que el 1.4 The Parties shall cause any Presidente del Directorio de CCU y los Securities of CCU which the Chairman otros directores de CCU elegidos con or any other director of CCU elected los votos de IRSA que recibieren by IRSA has the power to vote, poderes de otros titulares de Valores including without limitation, any de CCU, incluidos los tenedores de Securities of CCU underlying American
ADR-s,  para  votar en las  juntas  de    Depositary  Receipts,  to be  voted in
accionistas de CCU, voten por dichos the manner indicated by the Board of Valores en la forma que decida el IRSA, unless the party granting the
Directorio  de  IRSA,   salvo  que  el    power to vote also instructs the proxy
respectivo  poderdante  haya impartido    on how to  vote,  in  which  case  the
las correspondientes  instrucciones de    proxy  shall vote in  accordance  with
voto, en cuyo caso el apoderado debera    said instructions.
votar en

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                                                                               9

conformidad a dichas instrucciones.

Restricciones a las  Enajenaciones  de    Security Transfer Restrictions
Valores

SEGUNDO:                                  TWO:

2.1 Salvo en cuanto se permite 2.1 Except as expressly permitted in expresamente en este Pacto de this Shareholders' Agreement and only
Accionistas y solo despues de haber after strictly complying with the dado estricto cumplimiento a las restrictions in clause FOUR, no Party restricciones estipuladas en la shall directly or indirectly sell, clausula CUARTA, ninguna de las Partes assign, encumber, transfer, alienate podra, directa o indirectamente, or otherwise dispose of ("Transfer") vender, ceder, transferir, enajenar, to any person which is not a Party or gravar o disponer de cualquier otra a Qualified Holding Company (as forma (en adelante "Enajenar") a defined in clause 4.8) of such Party cualquier persona que no sea una Parte (such a person, a "Third Party") any
o una Sociedad Holding Calificada de of the shares of IRSA held or owned dicha Parte (un "Tercero"), las beneficially or of record by such acciones de IRSA, de que la respectiva Party from time to time ("Shares") or Parte sea duena o mantenga en su poder any direct or indirect interest in the
o registradas a su nombre ("Acciones")    Shares (including, without limitation,
o cualquier interes directo o any instrument convertible into, or indirecto en las Acciones (incluyendo, exchangeable for, Shares, or any sin limitacion, cualquier instrumento options to acquire any of the convertible en, o canjeable por, foregoing). All references in this
Acciones, o cualesquiera opciones para Shareholders' Agreement to "Shares" adquirir cualquiera de los shall mean Shares issued by IRSA, anteriores). Todas las referencias en unless otherwise specified, and all este Pacto de Accionistas a "Acciones" references to "Paulaner" in this se entenderan como Acciones emitidas Shareholders' Agreement shall mean por IRSA, salvo que se indique SHKG, FHI and any Qualified Holding
especificamente otra cosa; y todas las    Company  of  either  of them.  For the
referencias a Paulaner en este Pacto avoidance of doubt, it is understood de Accionistas se entenderan como that FHI itself is a Qualified Holding
incluyendo  a  SHKG,  FHI y  cualquier    Company of SHKG.
Sociedad    Holding    Calificada   de
cualquiera de las anteriores.  Se deja
expresa  constancia  que  FHI  es  una
Sociedad Holding Calificada de SHKG.

Cesion a subsidiarias                     Transfers to subsidiaries

TERCERO:                                  THREE:

(Se deroga esta clausula)                 (This clause has been deleted)

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                                                                              10

Ventas a Terceros                         Sales to Third Parties

CUARTO:                                   FOUR:

Ventas  Sujetas  al Derecho de Primera    Sales  Subject  to the  Right of First
Opcion de Compra (First Refusal)          Refusal

4.1 Durante el "Periodo de la Primera 4.1 During the "First Refusal Period" Opcion de Compra", segun este se (as defined below), no Party shall define mas abajo, ninguna de las sell any Shares to a Third Party Partes podra vender Accion alguna a un except in strict accordance with the Tercero, excepto con estricta sujecion restrictions, and after complying in a las siguientes restricciones y all respects with the following
procedimientos  del derecho de primera    procedures   of  the  right  of  first
opcion  de  compra  (el   "Derecho  de    refusal    (the    "Right   of   First
Primera Opcion de Compra").               Refusal").

Con respecto a la venta de Acciones With respect to a sale of Shares by que haga Quinenco, el Periodo de la Quinenco, the First Refusal Period Primera Opcion de Compra se extinguira shall cease upon the earlier to occur en la fecha que ocurra primero entre of (i) the fifth anniversary of the
(i) el vencimiento del quinto date hereof if Paulaner sells its (5(degree)) ano a contar de la fecha Shares to Heineken International B.V. de este instrumento, en el evento que or its Qualified Holding Company Paulaner venda sus Acciones a Heineken ("Heineken") pursuant to clause 4.9 International B.V. o a una Sociedad herein and (ii) the third anniversary Holding Calificada de esta of the date hereof if Paulaner remains ("Heineken") de conformidad con a Party to this Shareholders'
clausula  4.9 de  este  instrumento  o    Agreement at such third anniversary.
(ii) el  vencimiento  del tercer (3er)
ano a  contar  de  la  fecha  de  este
instrumento, en el evento que Paulaner
permanezca como Parte de este Pacto de
Accionistas a esa fecha.

Con  respecto a una venta de  Acciones    With  respect  to a sale of  Shares by
por  Paulaner,  no  habra  Derecho  de    Paulaner  there  shall  be no Right of
Primera Opcion de Compra.                 First Refusal.

Con  respecto  a la venta de  Acciones    With  respect  to a sale of  Shares by
por Heineken, si esta llega a ser una Heineken, if and when it becomes a Parte y desde que llegue a serlo, el Party, the First Refusal Period shall Periodo de Primera Opcion de Compra se cease upon the fifth (5th) anniversary
extinguira     al    quinto     (5(0))    of the date hereof.
aniversario   de  la   fecha  de  este
instrumento.

a)    Durante el Periodo de la Primera    a)    During the First Refusal Period,
      Opcion de Compra, ninguna de las          no Party  shall  sell any Shares
      Partes podra vender cualesquiera          to a  Third  Party  (the  "Third
      Acciones  de  IRSA a un  Tercero          Party     Investor")     without
      (el  "Tercero   Inversionista"),          previously   offering   to  sell
      sin  ofrecerlas  previamente  en          those Shares to the other Party,
      venta  a la  otra  Parte,  en el          at the same  price and under the
      mismo  precio  y en  las  mismas          same  terms  and  conditions  on
      condiciones y terminos en que la          which   the   interested   Party
      Parte interesada pretenda vender          intends  to sell such  Shares to
      tales Acciones al Tercero                 the Third  Party  Investor.  The
                                                offer shall include all

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      Inversionista.  La oferta debera          (but  not  less  than  all)  the
      referirse    necesariamente   al          Shares   owned  by  the  selling
      total   de   las   Acciones   de          Party.
      propiedad de la Parte vendedora.

b)    Tal oferta  preferente  de venta    b)    Such preferential  offer to sell
      de Acciones debera formularla la          the  Shares  shall  be  made  in
      Parte  vendedora (el "Accionista          writing  by  the  selling  Party
      Vendedor")  a la otra  Parte (el          (the "Selling  Shareholder")  to
      "Accionista   Receptor"),    por          the other Party (the  "Recipient
      escrito,   mediante  declaracion          Shareholder")   by  means  of  a
      jurada firmada ante Notario o si          sworn statement  signed before a
      dicho  funcionario  no existe en          Notary Public or, if there is no
      la jurisdiccion pertinente, ante          such  officer  in  the  relevant
      una      autoridad      similar,          jurisdiction,  before a  similar
      indicandole  la  existencia  del          authority,     indicating    the
      Tercero    Inversionista,     su          existence  of  the  Third  Party
      nombre,  las  condiciones en que          Investor,  its  name,  the arm's
      este   pretende   adquirir   las          length  conditions  under  which
      Acciones, sobre una base de pago          the Third Party Investor in good
      en dinero  efectivo  en terminos          faith  intends  to  acquire  the
      de  mercado  y de buena fe, y la          Shares   upon  a  cash   payment
      no existencia de  contrapartidas          basis,  and the lack of set offs
      entre el  Accionista  Vendedor y          between the Selling  Shareholder
      el    Tercero     Inversionista.          and the  Third  Party  Investor.
      Asimismo, debera constar en ella          Additionally,   it  shall  state
      que  el  Tercero   Inversionista          that the Third Party Investor is
      conoce  y  consiente  en  quedar          aware,  and  accepts to be bound
      obligado   por  este   Pacto  de          by this Shareholders'  Agreement
      Accionistas  y que no  tiene  el          and   that   the   Third   Party
      caracter de  competidor  de CCU,          Investor is not a competitor  of
      en los  terminos  de la clausula          CCU,  as set forth in clause SIX
      SEXTA del mismo.                          herein.

c)    En   el   evento   de   que   el    c)    In the event that the  Recipient
      Accionista  Receptor no haga uso          Shareholder  does  not  exercise
      de su Derecho de Primera  Opcion          its   Right  of  First   Refusal
      de  Compra   concedido  en  esta          granted in this clause within 60
      clausula, dentro de sesenta (60)          days from the date of receipt of
      dias   despues   de  recibir  la          the     offer      documentation
      documentacion   de   la   oferta          described   in   paragraph   (b)
      referida   en  el  parrafo   (b)          above, the Selling  Shareholder,
      anterior,      el     Accionista          within  the next 30 days,  shall
      Vendedor,  dentro de los 30 dias          be  entitled  to sell its Shares
      siguientes,   podra  vender  sus          to  the  Third  Party  Investor,
      Acciones        al       Tercero          under   the   same   terms   and
      Inversionista,  bajo los  mismos          conditions    offered   to   the
      terminos y condiciones ofrecidos          Recipient Shareholder.
      al Accionista Receptor.

d)    Si  el  Accionista  Vendedor  no    d)    If the  Selling  Shareholder  is
      logra  vender  sus  Acciones  al          not able to sell its  Shares  to
      Tercero    Inversionista,     de          the  Third  Party   Investor  in
      acuerdo   con  el  parrafo   (c)          accordance  with  paragraph  (c)
      precedente,  no podra vender sus          above,  it  shall  not  sell its
      Acciones        al       Tercero          Shares   to  the   Third   Party
      Inversionista  o  otra  persona,          Investor or to any other person,
      sin antes proceder  nuevamente a          without first applying again the
      la aplicacion del  procedimiento          procedure  to exercise the Right
      de  ejercicio   del  Derecho  de          of First  Refusal  set  forth in
      Primera    Opcion   de   Compra,          this clause 4.1.
      conforme a lo estipulado en esta
      clausula 4.1.

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e)    En el evento  que el  Accionista    e)    In the event that the  Recipient
      Receptor  haga uso de su Derecho          Shareholder  exercises its Right
      de  Primera   Opcion  de  Compra          of  First  Refusal   within  the
      dentro  del  periodo  de 60 dias          60-day   period   stipulated  in
      mencionado en el parrafo (c) mas          paragraph (c) above, the Selling
      arriba,  el Accionista  Vendedor          Shareholder  shall  sell  to the
      vendera al  Accionista  Receptor          Recipient Shareholder its Shares
      sus Acciones en el mismo precio,          at the same  price and under the
      terminos   y   condiciones   que          same terms and conditions  under
      estuvo   dispuesto  a  pagar  el          which the Third  Party  Investor
      Tercero Inversionista.                    had undertaken to purchase them.

      El  precio  en  dinero  efectivo          The  price  in  cash   shall  be
      sera   calculado   y  pagado  en          calculated  and paid in dollars,
      dolares,  moneda de curso  legal          legal  currency  of  the  United
      en los Estados Unidos de America          States    of    America     ("US
      ("US  dolares"),  con  fondos de          dollars"),     in    immediately
      disponibilidad inmediata , salvo          available funds, except if:
      que:

      (i)   Paulaner sea el Accionista          (i)   Paulaner is the  Recipient
            Receptor    y    cualquier                Shareholder      and     a
            disposicion      de     la                provision  of Chilean  law
            legislacion    chilena   o                or any Chilean  regulation
            cualquier       reglamento                requires  that the payment
            chileno  exija  el pago en                be made in  Chilean  Pesos
            Pesos     Chilenos    para                in order to guarantee  the
            garantizar  el  acceso  al                access  to  the   currency
            mercado  de  divisas  para                exchange  market  for  the
            los   fines   de   remesas                purpose   of  the   future
            futuras   de   capital   y                remission     abroad    of
            utilidades, el precio sera                capital and  profits,  the
            pagado en Pesos Chilenos;                 price  shall  be  paid  in
                                                      Chilean Pesos;

      (ii)  Quinenco sea el Accionista          (ii)  Quinenco is the  Recipient
            Receptor    y    cualquier                Shareholder      and     a
            disposicion      de     la                provision  of Chilean  law
            legislacion   o  cualquier                or any Chilean  regulation
            reglamento  chileno  exija                requires  that the payment
            el pago  se haga en  Pesos                be made in  Chilean  Pesos
            Chilenos  a fin del debido                in  order  to duly  comply
            cumplimiento     de    los                with the foreign  exchange
            reglamentos   de   cambios                regulations  applicable to
            internacionales aplicables                the investment of Paulaner
            a la inversion de Paulaner                in IRSA,  the  payment  in
            en IRSA,  la  cantidad  de                cash   shall  be  made  in
            dinero   efectivo,    sera                Chilean Pesos.
            pagada en Pesos Chilenos.

      (iii) Quinenco sea el Accionista          (iii) Quinenco is the  Recipient
            Receptor y Paulaner  pueda                Shareholder  and  Paulaner
            elegir   remesar   en   US                can  choose  to remit  the
            dolares       el      pago                payment  corresponding  to
            correspondiente    a   las                the Shares in US  dollars,
            Acciones,   el   pago   en                the  payment in cash shall
            dinero efectivo,  a opcion                be made in  Chilean  Pesos
            de Quinenco, sera hecho en                or US dollars, as Quinenco
            Pesos  Chilenos  o  en  US                may choose; and
            dolares; y

      (iv)  Cualquier  pago  en  Pesos          (iv)  Any   payment  in  Chilean
            Chilenos   sera   por   la                Pesos  shall  be  for  the
            cantidad   necesaria  para                amount     necessary    to
            adquirir la cantidad de US                acquire  the  amount in US
            dolares    equivalente   a                dollars   equal   to  that
            aquella que haya  ofrecido                offered by the Third Party
            el Tercero  Inversionista,                Investor,   in  accordance
            al    tipo    de    cambio                with  the  exchange   rate

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            determinado por las Partes                determined  by the Parties
            o  en  el   evento  de  no                or,  if no such  agreement
            llegar  a  un  acuerdo,  a                is reached,  the  exchange
            aquel    determinado,    a                rate   determined  by  the
            peticion  del   Accionista                Santiago     Office     of
            Vendedor  o el  Accionista                "Citibank N.A." or, in the
            Receptor,  por la  Oficina                event it does not exist or
            en Santiago del  "Citibank                is  unable  to  make  such
            N.A."   o   si   esta   no                determination,    by   the
            existiere    o   estuviere                Santiago   Office  of  the
            impedida de  efectuar  tal                "BankBoston  N.A.", at the
            determinacion,    por   la                request  of  the   Selling
            Oficina  en  Santiago  del                Shareholder     or     the
            "Bank Boston N.A."                        Recipient Shareholder.

f)    La     formalizacion    de    la    f)    The consummation of the purchase
      compraventa  de las Acciones por          of the  Shares by the  Recipient
      el  Accionista  Receptor  tendra          Shareholder  shall take place in
      lugar  en  Santiago,  Chile o, a          Santiago,   Chile   or,  if  the
      opcion del Accionista  Vendedor,          Selling  Shareholder so chooses,
      en un lugar de las  ciudades  de          at a location in either  London,
      Londres -  Inglaterra o Munich -          England,   Munich,  Germany,  or
      Alemania u otra  capital  dentro          other  capital   within  Western
      de Europa  Occidental,  que este          Europe,   to  be   notified   in
      le  notifique   por  escrito  al          writing    to   the    Recipient
      Accionista     Receptor.     Tal          Shareholder.  Such  consummation
      formalizacion  de compraventa de          shall take place  within 60 days
      acciones tendra lugar dentro del          from the date on which the Right
      plazo de los 60 dias  siguientes          of First Refusal granted in this
      a  la   fecha  en  que  se  haya          clause is exercised, on the date
      ejercido  el  derecho de Primera          that the  Recipient  Shareholder
      Opcion  de Compra  concedido  en          notifies   in   writing  to  the
      esta clausula,  y en la fecha en          Selling    Shareholder.     Such
      que,  dentro de dicho plazo,  el          written   notification  must  be
      Accionista     Receptor     haya          received    by    the    Selling
      notificado     al     Accionista          Shareholder  at least seven days
      Vendedor,  mediante un aviso por          before  the  date  set  for  the
      escrito     dado     con     una          consummation.  If the  Recipient
      anticipacion no inferior a siete          Shareholder  does not notify the
      dias a la fecha  fijada  para la          Selling   Shareholder   in   the
      formalizacion.  Si el Accionista          aforementioned    manner,    the
      Receptor    no    notifica    al          consummation  of the purchase of
      Accionista   Vendedor   en  esta          Shares  shall  take place on the
      forma,  la  formalizacion  de la          sixtieth      day     of     the
      compraventa  de acciones  tendra          aforementioned   period,  unless
      lugar  el  sexagesimo   dia  del          such day is not a  business  day
      plazo  referido,   a  menos  que          in the place where the  purchase
      dicho dia no sea un dia habil en          of Shares  shall take place,  in
      el lugar donde se  efectuara  la          which case such  purchase  shall
      compraventa de Acciones, en cuyo          be made on the next business day
      caso  tal   compraventa   tendra          in such  place,  (business  day,
      lugar el siguiente  dia habil en          for the purposes of this clause,
      dicho  lugar,  (dia habil,  para          shall  be the day on  which  the
      los fines de esta  clausula,  es          banks  are  open  to  carry  out
      el dia  en el  cual  los  bancos          their  usual   business  at  the
      estan abiertos para efectuar los          location where the  consummation
      negocios  propios de su giro, en          is   carried   out);   provided,
      el  lugar  en que se  llevara  a          however,  that the expiration of
      efecto  la  formalizacion).   En          this  60 day  period  shall  not
      todo  caso,  el  vencimiento  de          affect the right of the  Parties
      este   plazo  no   afectara   el          to request specific  performance
      derecho  de las Partes de exigir          of this obligation.  On the date
      el    cumplimiento    de    esta          set  pursuant to this  paragraph
      obligacion.  En la fecha  fijada          (f), the following  events shall
      de acuerdo con las disposiciones          take place simultaneously:
      precedentes  de  esta  clausula,
      deben ocurrir

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                                                                              14

      copulativamente                y
      simultaneamente  los  siguientes
      eventos:

      (i)   El   Accionista   Vendedor          (i)   The  Selling   Shareholder
            entregara    un   traspaso                shall   deliver   a   duly
            debidamente firmado de las                signed  transfer  document
            Acciones      pertinentes,                (traspaso) of the relevant
            junto con sus  respectivos                Shares  together  with the
            titulos;                                  relevant             stock
                                                      certificates;

      (ii)  El   Accionista   Vendedor          (ii)  The  Selling   Shareholder
            garantizara  al Accionista                shall     represent    and
            Receptor, por escrito, que                warrant  in writing to the
            es legalmente  titular del                Recipient Shareholder that
            dominio las Acciones,  que                it is the beneficial owner
            estas se encuentran libres                of the  Shares,  that they
            de    toda    prohibicion,                are free of  prohibitions,
            prenda,           caucion,                pledge,  security,  liens,
            gravamenes,       embargo,                encumbrances,  litigation,
            litigio,  carga o  derecho                charge,   or  third  party
            de terceros y que la copia                rights,   and   that   the
            autorizada  de  la  oferta                authorized   copy  of  the
            proporcionada  de  acuerdo                offer  delivered  pursuant
            con el parrafo (b) de esta                to  paragraph  (b) of this
            clausula   4.1,    refleja                clause 4.1 evidences, in a
            veraz  y  exactamente  los                true and accurate  manner,
            terminos   y   condiciones                the   full    terms    and
            completos   de  la  oferta                conditions  of  the  offer
            recibida    del    Tercero                received  from  the  Third
            Inversionista.                            Party Investor.

      (iii) El  Accionista   Receptor,          (iii) The Recipient  Shareholder
            pagara  el  precio  de las                shall pay the price of the
            Acciones   objeto   de  la                offered      Shares     in
            oferta,  en  los  terminos                accordance  with the terms
            fijados en ella,  teniendo                set  forth  in the  offer,
            en consideracion al efecto                and  the   provisions   of
            lo    estipulado   en   el                paragraph   (e)  of   this
            parrafo    (e)   de   esta                clause 4.1.
            clausula 4.1.

      (iv)  Las   Partes    efectuaran          (iv)  The Parties shall take all
            todos los actos necesarios                necessary action to ensure
            para   garantizar  que  el                that     the     Recipient
            Accionista Receptor reciba                Shareholder  receives  all
            los    titulos    de   las                the   share   certificates
            Acciones   objeto   de  la                included  in the offer and
            oferta, como asimismo para                that     all     documents
            que se suscriban todos los                necessary      for     the
            documentos    que    fuere                completion      of     the
            menester hasta  finiquitar                transaction     and    the
            enteramente             la                registration of the Shares
            transferencia   de  dichas                to   the   name   of   the
            Acciones,    mediante   su                acquirer     in     IRSA's
            inscripcion  a nombre  del                Stockholders'     Registry
            adquirente, en el Registro                Book are executed, as well
            de  Accionistas  de IRSA o                as   any   other    action
            cualquier  otra  actuacion                necessary  or  leading  to
            que  fuere   necesaria   o                such effect.
            conducente al efecto.

4.2                                       4.2

(Se deroga esta clausula)                 (This clause has been deleted)

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                                                                              15

4.3 Cuando el Accionista Receptor no 4.3 If the Recipient Shareholder does acepte una oferta de acuerdo con la not accept an offer in accordance with clausula 4.1, y el Accionista Vendedor clause 4.1, and the Selling venda sus Acciones al Tercero Shareholder sells its Shares to the
Inversionista, tal venta quedara Third Party Investor, such sale shall condicionada a que este ultimo acepte be subject to the condition that such regirse integramente por los terminos Third Party Investor consents to be
del  presente  Pacto  de  Accionistas,    fully  bound  by  the  terms  of  this
asumiendo todos los derechos y Shareholders' Agreement, and assumes obligaciones del Accionista Vendedor the rights and the obligations of the como Parte del mismo, mediante un Selling Shareholder as a Party to this documento escrito, cuya forma y Shareholders' Agreement, in writing substancia sea razonablemente and in form and substance reasonably aceptable para el Accionista Receptor. acceptable to the Recipient En el caso de prestarse dicho Shareholder. Upon such consent from consentimiento por el Tercero the Third Party Investor and in the
Inversionista  y  de  formalizarse  la    event  that the sale of the  Shares to
venta a este de las Acciones, el the Third Party Investor is Accionista Vendedor quedara liberado consummated, the Selling Shareholder
de  toda  obligacion  respecto  a este    shall be released  of all  obligations
Pacto de  Accionistas  dejando  de ser    under this Shareholders' Agreement and
Parte del mismo.                          shall cease to be a Party hereto.

4.4  Si  el  Accionista   Receptor  no    4.4 If the Recipient  Shareholder does
formalizare   la  compraventa  de  las    not  consummate  the  purchase  of the
Acciones  que se  hubiere  obligado  a    Shares  that  it  has   undertaken  to
adquirir conforme a los terminos y acquire pursuant to the terms and plazos determinados en la clausula conditions set forth in clause 4.1, 4.1, tal circunstancia dara derecho al the Selling Shareholder shall be Accionista Vendedor, dentro del plazo entitled to sell all its Shares to the de 30 dias contados desde la fecha en Third Party Investor under the same que debio finiquitarse dicha terms offered to the Recipient compraventa y sin tener que cumplir Shareholder, within 30 days from the con los requisitos de consentimiento date on which the purchase should have contenidos en la clausula 4.1, es been consummated and shall be released decir, el procedimiento de Primera from complying with the requirements Opcion de Compra, para vender el total for consent contained in clause 4.1 de sus Acciones al Tercero for the sale of all of its Shares to Inversionista, en los mismos terminos the Third Party Investor, on the same y condiciones ofrecidos al Accionista terms and conditions offered to the
Receptor.                                 Recipient Shareholder.

Ventas  sujetas  al derecho de Primera    Sales  subject  to the  Right of First
Opcion de Oferta (First Offer)            Offer

4.5 A contar del vencimiento del plazo 4.5 From and after the expiration of estipulado en la clausula 4.1, con the period provided in clause 4.1, respecto a Quinenco y Heineken with respect to Quinenco and Heineken (respecto de esta ultima, en el evento (if and when it becomes a Party) and y desde que pase a ser una Parte); y a as from the date of this Shareholders' contar de la fecha de este instrumento Agreement with respect to Paulaner, no con respecto a Paulaner, ninguna de Party (a Selling Shareholder) shall las Partes (el Accionista Vendedor) sell any Shares to a Third Party, podra vender Accion alguna a un except in strict accordance with the Tercero, excepto con estricta sujecion following restrictions, and after a las siguientes restricciones y complying in all respects with the
procedimientos (el "Derecho de Primera    following  procedures  (the  "Right of
Opcion de Oferta").                       First Offer").

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                                                                              16

4.6                                       4.6

a)    Previo  a   consumar   cualquier    a)    Prior to consummating  any sale,
      venta,  el  Accionista  Vendedor          the  Selling  Shareholder  shall
      debera  entregar a la otra Parte          give written notice (a "Right of
      (el  "Accionista  Receptor") una          First  Offer   Notice")  to  the
      notificacion     escrita     (la          other   Party   (the   Recipient
      "Notificacion  de Primera Opcion          Shareholder)   stating  (i)  the
      de  Oferta"),   la  cual  debera          Selling Shareholder's  intention
      expresar:  (i) la intencion  del          to sell all  (but not less  than
      Accionista Vendedor de vender la          all) of its Shares (the "Offered
      totalidad de sus  Acciones  (las          Shares"),   (ii)  the   proposed
      "Acciones  Ofrecidas"),  (ii) el          purchase  price  (which shall be
      precio  de venta  propuesto  (el          payable   in   accordance   with
      que  sera  pagadero  en la forma          clause     4.1(e)     of    this
      estipulada la clausula 4.1(e) de          Shareholders'   Agreement)  (the
      este  Pacto de  Accionistas  (el          "Offered  Price")  and all other
      "Precio  Ofrecido")  y todas las          material  terms  and  conditions
      demas   condiciones  y  terminos          (including,  without limitation,
      relevantes   (incluyendo,    sin          material   representations   and
      limitacion,    declaraciones   y          warranties,     holdbacks     or
      garantias substantivas,  ajustes          escrows,      purchase     price
      del  precio  de   compraventa  e          adjustments  and   indemnities),
      indemnizaciones)   y  (iii)   la          and (iii) the irrevocable  offer
      oferta  irrevocable  de venta de          to sell the  Offered  Shares  at
      las Acciones Ofrecidas al Precio          the  Offered  Price  on the same
      Ofrecido   y   en   los   mismos          terms and conditions.
      terminos y condiciones.

b)    El Accionista Receptor tendra el    b)    The Recipient  Shareholder shall
      derecho,  pero no la obligacion,          have  the  right,  but  not  the
      de comprar al Precio Ofrecido la          obligation,  to  purchase at the
      totalidad    de   las   Acciones          Offered  Price all (but not less
      Ofrecidas,  de  conformidad  con          than all) of the Offered Shares,
      las   condiciones   y   terminos          pursuant   to  the   terms   and
      establecidos  en la Notificacion          conditions   set  forth  in  the
      de  Primera  Opcion  de  Oferta.          Right of First Offer Notice. The
      Este  derecho  concedido  por la          Recipient   Shareholder's  right
      presente  clausula  4.6,  debera          under  this  clause 4.6 shall be
      ser ejercido  por el  Accionista          exercisable by written notice to
      Receptor       mediante      una          the  Selling  Shareholder  given
      notificacion  escrita  entregada          within  sixty  (60)  days  after
      al Accionista Vendedor dentro de          receipt  of the  Right  of First
      los sesenta  (60) dias  contados          Offer   Notice  (the  "Right  of
      desde la fecha de  recepcion  de          First Offer  Exercise  Period").
      la   Notificacion   de   Primera          Upon exercise of such right, the
      Opcion de Oferta  (el  "Plazo de          Right of First Offer  Notice and
      Ejercicio  de la Primera  Opcion          the  notice of  exercise,  taken
      de Oferta").  Ejercitado que sea          together,  shall  constitute the
      este derecho, la Notificacion de          legally  binding  obligation  of
      Primera  Opcion  de  Oferta y la          the Selling  Shareholder and the
      notificacion      escrita     de          Recipient     Shareholder     to
      ejercicio      del      derecho,          consummate   the   sale  of  the
      consideradas     en    conjunto,          Offered  Shares  at the  Offered
      constituiran la obligacion legal          Price   on   the    terms    and
      del  Accionista  Vendedor  y del          conditions   set  forth  in  the
      Accionista  Receptor de consumar          Right  of  First  Offer  Notice,
      la   venta   de   las   Acciones          subject  only to the  obligation
      Ofrecidas en el Precio  Ofrecido          of the  Selling  Shareholder  to
      y en las  condiciones y terminos          comply with the requirements set
      de la  Notificacion  de  Primera          forth  in  clause   4.1(f)  (i),
      Opcion de Oferta.                         (ii),  (iii)  and  (iv)  of this
                                                Shareholders'   Agreement.   Any
                                                sale of Offered Shares  pursuant
                                                to this clause 4.6


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                                                                              17

      Esta  obligacion  quedara sujeta          shall  be  consummated  on  such
      unicamente a la  obligacion  del          date as the  Parties  may agree,
      Accionista  Vendedor  de cumplir          but in any event not later  than
      con los requisitos  establecidos          ninety (90) days  following  the
      en (i), (ii), (iii) y (iv) de la          receipt    by    the     Selling
      clausula 4.1(f) de este Pacto de          Shareholder  of  the  notice  of
      Accionistas.  Toda  venta de las          exercise   of   the    Recipient
      Acciones       Ofrecidas      de          Shareholder;  provided, however,
      conformidad  con  esta  clausula          that the  expiration  of this 90
      4.6 se consumara en la fecha que          day period  shall not affect the
      las  Partes  acuerden,  pero  en          right of the  Parties to request
      ningun   caso   despues  de  los          specific   performance  of  this
      noventa (90) dias contados desde          obligation.
      que   el   Accionista   Vendedor
      reciba de parte  del  Accionista
      Receptor      la      respectiva
      notificacion  de  ejercicio.  En
      todo  caso,  el  vencimiento  de
      este   plazo   de  90   dias  no
      afectara   el   derecho  de  las
      Partes de exigir el cumplimiento
      de esta obligacion.

c)    Si   el   Accionista    Receptor    c)    If  the  Recipient   Shareholder
      rehusare  comprar  las  Acciones          declines to purchase the Offered
      Ofrecidas  o dejare de  entregar          Shares  or  fails  to  give  the
      la notificacion escrita referida          written  notice  referred  to in
      en  el  parrafo   (b)   anterior          paragraph (b) of this clause 4.6
      dentro del Plazo de Ejercicio de          within the Right of First  Offer
      la Primera Opcion de Oferta,  el          Exercise   Period,   subject  to
      Accionista  Vendedor  dispondra,          paragraph (d) below, the Selling
      sujeto  a lo  establecido  en el          Shareholder   shall   have   one
      parrafo (d) que sigue, de ciento          hundred and twenty (120) days in
      veinte (120) dias para vender la          which  to sell all (but not less
      totalidad    de   las   Acciones          than all) of the Offered  Shares
      Ofrecidas  a  cualquier  tercero          to  any  third  party  (a  Third
      (el "Tercero  Inversionista") en          Party  Investor)  at a price not
      un precio no  inferior al Precio          lower than the proposed  Offered
      Ofrecido  (el que sera  pagadero          Price (which shall be payable in
      de  conformidad a lo establecido          accordance with clause 4.1(e) of
      en la  clausula  4.1(e)  de este          this  Shareholders'   Agreement)
      Pacto  de   Accionistas)   y  en          and   upon   other   terms   and
      terminos  y  condiciones  que no          conditions no more  favorable to
      sean  mas  favorables   para  el          the Third  Party  Investor  than
      Tercero  Inversionista  que  las          those  offered to the  Recipient
      ofrecidas     al      Accionista          Shareholder, as set forth in the
      Receptor,   contenidas   en   la          Right of First Offer Notice.  If
      Notificacion  de Primera  Opcion          at the end of any  such  120 day
      de  Oferta.   Si  al  tiempo  de          period   provided  for  in  this
      expirar  cualquier  plazo de 120          paragraph    (c)   the   Selling
      dias establecido en este parrafo          Shareholder  has  not  completed
      (c), el  Accionista  Vendedor no          the sale of the  Offered  Shares
      hubiere  perfeccionado  la venta          as set forth above,  the Selling
      de las Acciones  Ofrecidas en la          Shareholder  shall no  longer be
      forma  descrita  mas arriba,  el          permitted  to sell such  Offered
      Accionista  Vendedor ya no podra          Shares  pursuant  to this clause
      vender las Acciones Ofrecidas de          4.6    without    again    fully
      conformidad  con  esta  clausula          complying with its provisions.
      4.6 sin cumplir de nuevo y en su
      totalidad con sus disposiciones.

d)    No obstante lo establecido en el    d)    Notwithstanding  the  provisions
      parrafo  (c)  precedente,  en el          of paragraph  (c) of this clause
      evento  que el  precio  ofrecido          4.6, in the event that the price
      por el Tercero Inversionista (el          offered   by  the  Third   Party
                                                Investor is

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                                                                              18

      "Precio  del   Tercero")   fuere          less  than one  hundred  and ten
      inferior   al  ciento  diez  por          percent  (110%)  of the  Offered
      ciento    (110%)    del   Precio          Price  (such  price,  the "Third
      Ofrecido, el Accionista Vendedor          Party   Price"),   the   Selling
      estara  obligado a  entregar  al          Shareholder  shall be  obligated
      Accionista  Receptor  una  nueva          to    give     the     Recipient
      Notificacion  de Primera  Opcion          Shareholder a new Right of First
      de  Oferta  de   conformidad  al          Offer    Notice    pursuant   to
      parrafo (a)  anterior,  donde el          paragraph (a) of this clause 4.6
      Precio Ofrecido debera ser igual          wherein the Offered  Price shall
      al Precio  del  Tercero y debera          be  equal  to  the  Third  Party
      acompanar  evidencia  documental          Price and to  provide  therewith
      apropiada  de (i)  la  identidad          appropriate documentary evidence
      del Tercero Inversionista,  (ii)          of   (i)   the    Third    Party
      los  terminos  de  su  oferta  y          Investor's  identity,  (ii)  the
      (iii)   la   existencia   de  un          terms of its offer and (iii) its
      compromiso  vinculante  respecto          binding  commitment  in  respect
      de esos terminos para el Tercero          thereof.      Thereupon,     the
      Inversionista.   En   virtud  de          Recipient Shareholder shall have
      ello,  el  Accionista   Receptor          again   all   the    rights   in
      tendra   de  nuevo   todos   los          paragraph (b) of this clause 4.6
      derechos   establecidos   en  el          provided that the Right of First
      parrafo  (b),  de esta  clausula          Offer  Exercise  Period shall be
      4.6,  reduciendose  en todo caso          reduced  from sixty (60) days to
      el  Plazo  de  Ejercicio  de  la          ten (10) days. The provisions of
      Primera  Opcion  de  Oferta,  de          this  paragraph  (d)  shall  not
      sesenta  (60) a diez (10)  dias.          apply to any sale by Paulaner of
      Las    disposiciones   de   este          its Shares until after the third
      parrafo  (d) no se  aplicaran  a          (3rd) anniversary of the date of
      ninguna venta de sus respectivas          this Shareholders' Agreement.
      Acciones  por parte de  Paulaner
      hasta  despues  de  cumplido  el
      plazo de tres  (3) anos  contado
      desde    la    fecha   de   este
      instrumento.

4.7                                       4.7

(Esta   clausula   ha   sido   omitida    (This  clause  has been  intentionally
intencionalmente)                         omitted)

4.8 La venta de Acciones que se 4.8 The sale of Shares to a Third efectue a un Tercero Inversionista en Party Investor pursuant to clauses 4.5 conformidad a las clausulas 4.5 y 4.6 and 4.6 herein shall be subject to the de este instrumento estaran condition that the Third Party condicionadas a que este ultimo acepte Investor consent to be fully bound by regirse integramente por los terminos the terms of this Shareholders' del presente Pacto de Accionistas, Agreement, and assumes the rights and asumiendo todos los derechos y the obligations of the Selling obligaciones del Accionista Vendedor Shareholder as a Party to this como Parte del mismo, mediante un Shareholders' Agreement, in writing documento escrito, cuya forma y and in form and substance reasonably substancia sea razonablemente acceptable to the Recipient aceptable para el Accionista Receptor. Shareholder. Upon such consent from En el caso de prestarse dicho the Third Party Investor and in the consentimiento por el Tercero event that the sale of the Shares to
Inversionista  y  de  formalizarse  la    the   Third    Party    Investor    is
venta  a  este  de  las  Acciones,  el    consummated,  the Selling  Shareholder
Accionista  Vendedor  quedara liberado    shall be released  of all  obligations
de  toda  obligacion  respecto  a este    under this Shareholders' Agreement and
Pacto de  Accionistas  dejando  de ser    shall cease to be a Party hereto.
Parte del mismo.

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                                                                              19

Venta de Paulaner a Heineken              Sale by Paulaner to Heineken

4.9 No obstante cualquier  disposicion    4.9  Notwithstanding any provisions to
en contrario de este Pacto de the contrary in this Shareholders' Accionistas, Paulaner podra vender la Agreement, Paulaner may sell all (but totalidad, y solo la totalidad, de sus not less than all) of its Shares to
Acciones  a  Heineken,   transcurridos    Heineken  upon seven (7) days  written
siete (7) dias  desde la entrega de un    notice  to  Quinenco  subject  to  the
aviso por escrito a  Quinenco,  sujeto    conditions  set forth in clauses  4.10
unicamente  a las  condiciones  que se    through 4.12 below:
establecen  en  las  clausulas  4.10 a
4.12, que siguen.

4.10  Tal  venta  a  Heineken   debera    4.10 Such sale to Heineken shall occur
ocurrir a mas tardar dentro del not later than the second anniversary segundo ano contado desde la fecha de of the date of this Shareholders' este Pacto de Accionistas. En todo Agreement; provided, however, that caso, este plazo se prorrogara por el such time period shall be extended by numero de dias que la venta a Heineken the number of days the sale is se demore, posponga o suspenda por delayed, postponed or suspended by (i)
causa de (i)  cualquier  aprobacion de    any     regulatory     approvals    or
un  ente   regulador  o  de  cualquier    governmental   actions   in  Chile  or
actuacion  gubernamental en Chile o en    Argentina;   or  (ii)  any  injunction
Argentina, o (ii) cualquier decreto order or other legal process which judicial u otro procedimiento legal prohibits Heineken from acquiring the que impida a Heineken adquirir las Shares; provided however, that if, for
Acciones.  Sin  embargo,  pasados  que    any reason,  the sale to Heineken  has
sean tres anos desde la fecha del not been consummated in the manner presente Pacto de Accionistas, sin que provided for in clauses 4.9 through se haya formalizado y consumado la 4.15 on or before the third venta a Heineken en la forma regulada anniversary of the date of this por las clausulas 4.9 a 4.15, Shareholders' Agreement, such right cualquiera que fuere la causa de ello, shall become ipso facto void and se producira la caducidad ipso facto unenforceable and such sale shall in del respectivo derecho y tal no event occur after the third enajenacion ya no podra llevarse a anniversary of the date of this
efecto  despues  de  vencido el tercer    Shareholders' Agreement.
ano   contado   desde  la  fecha   del
presente Pacto de Accionistas.

4.11 Heineken  debera hacerse Parte de    4.11 Heineken  shall become a Party to
este Pacto de Accionistas en la forma this Shareholders' Agreement as dispuesta por la clausula 4.8 de este provided in clause 4.8 herein and instrumento y debera confirmar por shall confirm in writing to Quinenco escrito a Quinenco que no se encuentra that it is not in breach of clause SIX
en violacion de la clausula SEXTA, mas    herein;         provided,        that,
abajo.    No    obstante     cualquier    notwithstanding    anything   to   the
disposicion   en  contrario  de  dicha    contrary in clause SIX, Heineken shall
clausula    SEXTA,    Heineken   podra    not  be  restricted   from  owning  or
mantener   directa  o   indirectamente    holding  directly or  indirectly up to
hasta un quince  por  ciento  (15%) de    fifteen  percent  (15%) of the  equity
las acciones de capital de Quilmes securities of Quilmes Industrial Industrial (Quinsa) S.A., Quilmes (Quinsa) S.A., Quilmes International
International (Bermuda) Ltd o de (Bermuda) Ltd or their respective cualquiera de las respectivas filiales subsidiaries (collectively "Quilmes")
de  estas  (en  adelante   denominadas    so  long  as  (a)   Heineken  and  its
colectivamente  "Quilmes"),  en  tanto    Affiliates  (as  defined in clause 6.1
(a) Heineken y sus Personas herein) (i) have no representation on Relacionadas (segun estas se definen the boards of directors of Quilmes, en la clausula 6.1 mas abajo) (i) no (ii) have no power to control or to tengan representacion en los decisively influence the management of
directorios de                            Quilmes, and (b) Quilmes has no

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Quilmes  y (ii) no  tengan el poder de    right to produce,  market, sell and/or
controlar  o de influir  decisivamente    distribute  beer under a license  from
en la  administracion de Quilmes y (b)    Heineken  in the  CCU  Territories  as
Quilmes  no  tenga  los   derechos  de    defined in clause 6.1, or (x) Heineken
producir,   comercializar,   vender  o    has given Quilmes  irrevocable  notice
distribuir  cerveza  bajo  licencia de    of the  termination of any such rights
Heineken  en los  Territorios  de CCU,    of Quilmes; (y) Heineken represents to
segun  estos se definen en la clausula    Quinenco  that  Quilmes  has no  legal
6.1  o   bien:   (x)   Heineken   haya    right to challenge  such  termination;
notificado  irrevocablemente a Quilmes    and (z) such  termination is effective
la  terminacion de cualquiera de estos    within a reasonable time to ensure the
derechos  de  Quilmes;   (y)  Heineken    orderly   transition  to  CCU  of  the
asegure  a  Quinenco  que  Quilmes  no    Heineken  brand,  but in any event not
tiene derecho  legal a impugnar  dicha    later than  ninety  (90) days from the
terminacion;  y (z) dicha  terminacion    date Heineken  becomes a Party to this
produzca   efecto   dentro  del  plazo    Shareholders' Agreement.
razonablemente necesario para asegurar
la  transicion  ordenada  a CCU  de la
marca  Heineken,  pero en todo  caso a
mas tardar  dentro de los noventa (90)
dias  contados  desde  la fecha en que
Heineken  pase  a ser  Parte  de  este
Pacto de Accionistas.

4.12 Heineken se obligara por escrito 4.12 Heineken shall agree in writing para con Quinenco a que, with Quinenco that, subsequent to such posteriormente a dicha venta, otorgara sale, Heineken shall grant to CCU (or a CCU o a cualquiera de las filiales any of its subsidiaries), subject to de esta, sujeto a la celebracion de un entering into a license agreement with contrato de licencia con CCU bajo las CCU on Heineken's customary terms and condiciones y terminos usuales de conditions, the exclusive right to Heineken, el derecho exclusivo para produce, market, sell, and distribute producir, comercializar, vender y the Heineken brand in Chile and distribuir la marca Heineken en Chile Argentina, and shall not grant any y Argentina y que no otorgara licencia license to the Heineken brand in Chile alguna de la marca Heineken a terceros or Argentina to any party other than distintos de CCU (o cualquiera de sus CCU (or any of its subsidiaries) for
filiales)   en   Chile   y   Argentina    so long as Heineken owns any Shares.
mientras       Heineken       mantenga
cualesquiera Acciones.

4.13 En caso que ocurra tal venta a 4.13 In the event of such sale to Heineken, todas las referencias que en Heineken, all references to "Paulaner" las clausulas 4.1 (e) y 9.9 de este in clauses 4.1(e) and 9.9 shall be Pacto de Accionistas se hacen a read as references to "Heineken"
"Paulaner",  se  entenderan  hechas  a    without need for further  amendment of
"Heineken"  sin necesidad de modificar    this Shareholders' Agreement.
el presente Pacto de Accionistas.

4.14 No obstante lo  establecido en la    4.14 Notwithstanding the provisions of
clausula 9.9 de este Pacto de clause 9.9, within six (6) months Accionistas, dentro del plazo de seis after Heineken effectively becomes a
(6) meses contado desde que se consume Party to this Shareholders' Agreement, la efectiva incorporacion de Heineken it shall have the right to substitute,
como  Parte  del  presente   Pacto  de    in lieu and  place  of  those  persons
Accionistas, esta tendra el derecho de appointed by Paulaner, its appointees hacer reemplazar a las personas as Chairman of the Board of IRSA, as
designadas  a propuesta de Paulaner en    General   Controller  of  CCU  and  as
los   cargos   de    Presidente    del    CEO-Beer  Chile of CCU under the terms
Directorio de IRSA, Contralor             and

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                                                                              21

General  de  CCU  y  Gerente   General    conditions  set forth in clause 9.9 of
Cervecera CCU Chile,  por personas que    this Shareholders' Agreement.
al efecto  proponga  Heineken,  en las
condiciones  senaladas  en la clausula
9.9 de este Pacto de Accionistas.

4.15   Quinenco   hara   sus   mejores    4.15  Quinenco   shall  use  its  best
esfuerzos  para colaborar con Paulaner    efforts   to   assist   Paulaner   and
y Heineken en relacion con la Heineken in connection with obtaining obtencion de cualquier aprobacion any governmental or other regulatory gubernamental o de organos approvals required in connection with
regulatorios que se requiera  respecto    any sale of Shares.
de cualquier venta de acciones.

4.16                                      4.16

(Clausula   4.16   ha   sido   omitida    (Clause  4.16 has  been  intentionally
intencionalmente.)                        omitted.)

4.17                                      4.17

(Clausula   4.17   ha   sido   omitida    (Clause  4.17 has  been  intentionally
intencionalmente.)                        omitted.)

4.18                                      4.18

(Clausula   4.18   ha   sido   omitida    (Clause  4.18 has  been  intentionally
intencionalmente.)                        omitted.)

Prohibicion  de  Enajenar  de Quinenco    Standstill on Transfers by Quinenco
(Standstill)

4.19 Hasta lo primero que ocurra entre    4.19  Until the  earlier  to expire of
(i) el vencimiento del segundo (i) the second (2nd) anniversary of (2(degree)) ano contado desde la fecha the date of this Shareholders' de este instrumento o (ii) la fecha en Agreement or (ii) such time as que Paulaner deje de ser Parte de este Paulaner ceases to be a Party, Pacto de Accionistas, Quinenco no Quinenco shall not Transfer any Shares
podra Transferir Acciones de IRSA a un    of IRSA to a Third Party.
Tercero.

Venta a un accionista de CCU              Sale to a CCU Shareholder

4.20 No obstante cualquier 4.20 Notwithstanding anything to the estipulacion en contrario contenida en contrary in this clause FOUR, the esta clausula CUARTA, las siguientes following provisions shall apply in reglas se aplicaran a cualquier venta respect of any sale of Shares by any de Acciones que haga cualquiera de las Party to any Third Party Investor
Partes a un Tercero Inversionista que which at the time of the sale is the a la fecha de tal venta sea dueno del record or beneficial holder of 2% or 2% o mas del capital accionario de CCU more of the Securities of CCU (a "CCU (el "Accionista CCU"); venta que se Shareholder") (such sale, a "Special
denominara   en  adelante  una  "Venta    Sale").
Especial".

a)    La Parte que quiera efectuar una    a)    Any  Party  wishing  to effect a
      Venta  Especial (el  "Accionista          Special  Sale shall give  notice
      Vendedor")  debera dar a la otra          to   the   other    Party   (the
      Parte (el "Accionista Receptor")          Recipient           Shareholder)
                                                containing all the

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                                                                              22

      un aviso  por  escrito,  el cual          information    which   otherwise
      debera    contener    toda    la          would be required  under  clause
      informacion  que seria necesario          4.6(a), not less than sixty (60)
      proporcionar  de  conformidad la          days  prior  to the  date of the
      clausula  4.6(a)  anterior,  con          proposed   Special   Sale   (the
      una  anticipacion  no inferior a          "Special Sale Notice").
      sesenta  (60) dias a la fecha en
      que se pretenda  perfeccionar la
      Venta  Especial  (el  "Aviso  de
      Venta Especial")

b)    El Accionista Receptor tendra el    b)    The Recipient  Shareholder shall
      derecho   de   optar,   mediante          have the right,  exercisable  by
      comunicacion  escrita que debera          written   notice   given  within
      entregar al Accionista  Vendedor          sixty (60) days after receipt of
      dentro del plazo de sesenta (60)          the  Special  Sale  Notice,   to
      dias contado  desde la recepcion          elect to:
      del  Aviso  de  Venta  Especial,
      entre       las       siguientes
      alternativas:

      (i)   exigir  que  sus   propias          (i)   require      that     such
            Acciones sean incluidas en                Recipient    Shareholder's
            dicha Venta  Especial,  en                Shares be included in such
            la forma  estipulada en la                Special Sale in the manner
            clausula 4.21 siguiente;                  provided  in  clause  4.21
                                                      below;

      (ii)  exigir    que   la   Venta          (ii)  require as a condition  to
            Especial  quede  sujeta  a                such Special Sale that (a)
            las             siguientes                the    CCU     Shareholder
            condiciones:  (a)  que  el                contribute  its Securities
            Accionista  CCU  aporte  a                of CCU to IRSA in exchange
            IRSA la  totalidad  de sus                for  newly  issued  Shares
            respectivos   Valores   de                such  that,  after  giving
            CCU,  en pago de  Acciones                effect       to       such
            de  nueva  emision  en una                contribution,    the   CCU
            proporcion  tal  que,  una                Shareholder    shall   own
            vez  perfeccionado   dicho                Shares in such  proportion
            aporte,     refleje     la                as   shall   reflect   the
            participacion   accionaria                respective   ownership  of
            que  IRSA y el  Accionista                CCU shares by IRSA and the
            CCU respectivamente tenian                CCU            Shareholder
            en   CCU    inmediatamente                immediately   before  such
            antes  de   efectuado   el                contribution;  (b) the CCU
            aporte;    (b)    que   el                Shareholder become a Party
            Accionista   CCU  se  haga                to   this    Shareholders'
            Parte  de  este  Pacto  de                Agreement; and (c) the CCU
            Accionistas;  y (c) que el                Shareholder  sell  to  the
            Accionista CCU le venda al                Recipient  Shareholder  at
            Accionista Receptor, en el                the  price  per  share and
            mismo  precio por accion y                the   other    terms   and
            en las mismas  condiciones                conditions   contained  in
            y terminos  contenidos  en                the Special  Sale  Notice,
            el    Aviso    de    Venta                such  number  of Shares as
            Especial,   el  numero  de                is   required    for   the
            Acciones que sea necesario                Recipient  Shareholder  to
            para  que  el   Accionista                maintain its 50% ownership
            Receptor  mantenga  su 50%                of IRSA; or
            de la propiedad de IRSA; o

      (iii) exigir  que el  Accionista          (iii) require   that   the   CCU
            CCU  deposite la totalidad                Shareholder  place  all of
            de sus  Valores  de CCU en                its CCU Securities into an
            un   "irrevocable   voting                irrevocable  voting  trust
            trust",  y las mantenga en                for so  long  as  the  CCU
            dicho  "voting  trust" por                Shareholder  owns directly
            todo  el  tiempo   que  el                or indirectly  any Shares.
            Accionista CCU                            The trust shall

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            sea        directa       o                have two co-trustees:  one
            indirectamente   dueno  de                trustee  appointed  by the
            Acciones.    El    "trust"                CCU  Shareholder  and  one
            tendra dos  "co-trustees",                trustee  appointed  by the
            siendo    uno    de    los                Recipient Shareholder, and
            "trustees"  designado  por                the co-trustees shall have
            el  Accionista  CCU  y  el                joint  power to vote  such
            otro  "trustee"  designado                CCU Securities. Each Party
            por     el      Accionista                shall cause the trustee it
            Receptor.              Los                appoints  to vote  the CCU
            "co-trustees"    ejerceran                Securities   held  in  the
            los  derechos  de voto que                trust in all  instances in
            correspondan     a     los                the  manner  indicated  by
            respectivos Valores de CCU                the  Board  of  IRSA.  Any
            en   virtud  de  un  poder                Transfer  of Shares by the
            conjunto    que   se   les                CCU  Shareholder  shall be
            conferira al efecto.  Cada                subject to the  obligation
            una de las Partes hara que                of the CCU  Shareholder to
            el   "trustee"   por  ella                sell at the same  time all
            designado   vote  en  todo                of its CCU Securities held
            caso  por los  respectivos                in  trust,   which   trust
            Valores de CCU en la forma                shall thus be dissolved.
            que  decida el  Directorio
            de     IRSA.     Cualquier
            Enajenacion   de  Acciones
            que hiciere el  Accionista
            CCU  estara  sujeta  a  la
            obligacion   de   este  de
            vender al mismo  tiempo la
            totalidad  de sus  Valores
            de   CCU   mantenidos   en
            deposito en el "trust", el
            cual,  en tal  caso,  sera
            disuelto.

c)    En   caso   que  el   Accionista    c)    In the event that the  Recipient
      Receptor  no ejerza  ninguna  de          Shareholder  fails  to  exercise
      las opciones  establecidas en el          any of the  options set forth in
      parrafo (b) precedente dentro de          paragraph  (b) above  within the
      los   respectivos  60  dias,  el          stipulated  60 day  period,  the
      Accionista     Vendedor    podra          Selling   Shareholder   will  be
      libremente   efectuar  la  Venta          entitled   to   consummate   the
      Especial.                                 Special Sale.

Derecho de "Tag-Along"                    Tag-Along Right

4.21 En el evento que una de las 4.21 In the event that a Selling Partes (el "Accionista Vendedor") de Shareholder gives written notice of un aviso escrito de su intencion de its wish to sell its Shares to a Third vender sus Acciones a un Tercero Party Investor pursuant to clauses Inversionista en conformidad a las 4.1(b) or 4.6(a), the Recipient clausulas 4.1(b) o 4.6(a), el Shareholder shall then have the right,
Accionista Receptor, tendra entonces but not the obligation (in lieu of el derecho, sin que se encuentre exercising its Right of First Refusal obligado a ello, de optar, en vez de or its Right of First Offer) to elect ejercer su Derecho de Primera Opcion that such Selling Shareholder be de Compra (First Refusal) o de Primera obligated to require the Third Party Opcion de Oferta (First Offer), segun Investor to purchase simultaneously
el caso,  a exigir  que el  Accionista    with its  purchase  of Shares from the
Vendedor requiera al Tercero Selling Shareholder all of the Inversionista para que simultaneamente Recipient Shareholder's Shares at the con la compra de las Acciones del same price per Share, and other terms Accionista Vendedor, le compre tambien and conditions as the Third Party al Accionista Receptor la totalidad de Investor intends to purchase from the las Acciones de este ultimo, en el Selling Shareholder; provided, mismo precio por Accion y en las however, that the foregoing shall not mismas condiciones y terminos que la apply to any sale of Shares by
compra  que el  Tercero  Inversionista    Paulaner  effected  on or  before  the
pretenda efectuar al                      third  anniversary of the date of this
                                          Shareholders'

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                                                                              24

Accionista  Vendedor.  Sin embargo, lo    Agreement.
anterior  no se  aplicara a  cualquier
venta   de   Acciones    que   hiciere
Paulaner,  dentro  de  los  tres  anos
contados  desde la fecha de este Pacto
de Accionistas.

El Accionista Receptor que quiera A Recipient Shareholder wishing to ejercer el derecho establecido en esta exercise its rights under this clause clausula 4.21 debera entregar al 4.21 shall provide written notice to
Accionista Vendedor una comunicacion that effect to the Selling Shareholder escrita al efecto, dentro del plazo de within sixty (60) days from the date sesenta (60) dias desde la fecha de of receipt of the original notice from
recepcion del aviso  original dado por    the Selling Shareholder.
el Accionista Vendedor.

Cambio de Control                         Change of Control

4.22 En el caso que, con posterioridad 4.22 If a Change of Control (as a la fecha de este instrumento, ocurra defined in clause 4.27) shall occur
un Cambio de  Control  (segun  este se    with   respect   to  any  Party   (the
define en la clausula  4.27)  respecto    "Subject   Party")   after   the  date
de cualquiera de las Partes (la "Parte hereof, the other Party (the Afectada"), esta debera dar un aviso "Interested Party") may (but shall not por escrito a la otra Parte del hecho be obligated to), at any time within de haberse perfeccionado tal Cambio de the ninety (90) day period following Control. Dentro de los noventa (90) its receipt of written notice from the dias siguientes a la recepcion de Subject Party of the closing of such dicho aviso, la otra Parte (la "Parte Change of Control, give written notice Interesada") podra, sin estar obligada to the Subject Party of its interest a ello, comunicar por escrito a la to purchase all (but not less than Parte Afectada su interes en comprar all) of the Subject Party's Shares at
la  totalidad  de las Acciones de esta    the Fair  Value (as  defined in clause
ultima,  al Justo Valor (segun este se    4.24).
define en la clausula 4.24).

4.23 Dentro de los quince (15) dias 4.23 Each Party shall designate one siguientes a la entrega que haga la international investment banking firm Parte Interesada a la Parte Afectada, within fifteen (15) days of the de la comunicacion escrita descrita en delivery by the Interested Party of la clausula 4.22 precedente, cada its notice to the Subject Party
Parte    designara    un    banco   de    described in clause 4.22 above.
inversiones internacional.

4.24 El "Justo Valor" sera el valor 4.24 "Fair Value" shall mean the value que fijen, mediante opinion formal as determined by the formal written dada por escrito, los dos bancos de opinion of the two international inversion internacionales designados investment banking firms appointed by por las Partes en la forma descrita en each Party as described in clause 4.23 la clausula 4.23 precedente. Si dichos above. If such firms cannot agree on bancos no se pusieren de acuerdo en el the Fair Value within forty-five (45) Justo Valor dentro de los cuarenta y days after the latter of them to be cinco (45) dias siguientes a la fecha appointed, the two firms shall within en que se haya designado el ultimo de ten (10) days after the end of such ellos, deberan, dentro de los diez 45-day period, appoint a third such
(10) dias siguientes al vencimiento firm, which must be independent of the del plazo anterior de 45 dias, Parties (that is, not the firm designar un tercer banco de principally used by either of them),
inversiones  internacional,   el  cual    and   share  the   results   of  their
debera ser independiente de las individual valuation analyses with Partes, esto es, no ser la empresa que such third firm. Within thirty (30)
principalmente   ocupe  cualquiera  de    days after its

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                                                                              25

ellas. Los dos primeros bancos deberan appointment, such third firm shall compartir con el tercer banco los select the valuation of one of the
resultados  de  sus   evaluaciones   y    original   two   firms   as  the  more
analisis individuales. Dentro de los appropriate determination of Fair treinta (30) dias siguientes a la Value, and such determination of Fair designacion del tercer banco, este Value shall be final and conclusive. elegira la evaluacion hecha por uno de Any costs of compensating such third los dos bancos originales como la firm shall be borne equally by the mejor determinacion del Justo Valor y Parties. The Parties shall cause (a) esta sera entonces la determinacion IRSA to make available to each of the final y definitiva. Todos los costos investment banking firms participating de remunerar a este tercer banco seran in the determination of Fair Value all soportados en partes iguales por cada data, financial statements, records, Parte. Las Partes obtendran que (a) reports and any other information IRSA proporcione a cada uno de los reasonably requested by such firms and bancos de inversion que participen en permitted by applicable law, for use la determinacion del Justo Valor todos in connection with such determination; los datos, estados financieros, and (b) the management of IRSA to archivos, informes y toda otra cooperate and be available for all
informacion     que     razonablemente    necessary       consultations      and
requieran  dichos  bancos y que la ley    discussions  with such firms,  subject
vigente permita, para utilizarlos en to reasonable arrangements to protect relacion con tal determinacion; y (b) the confidentiality of such
la  administracion  de IRSA  coopere y    information and to applicable law.
este  disponible  para las consultas y
discusiones  que sean  necesarias  con
los  bancos,  sujeto a que se  adopten
las medidas  razonables  para proteger
la confidencialidad de tal informacion
y a las leyes vigentes.

4.25   Dentro   de   los   diez   (10)    4.25  Within  ten  (10)  days  of  the
siguientes a la determinacion del determination of Fair Value, the Justo Valor, la Parte Interesada Interested Party shall give written debera dar un aviso escrito de su notice of whether or not it wishes to eleccion de comprar las Acciones de purchase the Subject Party's Shares at propiedad de la Parte Afectada, al the Fair Value as determined in
Justo Valor determinado de conformidad accordance with clause 4.24 above. con la clausula 4.24 precedente. En Upon such election to purchase, the virtud de esta eleccion de compra, la Interested Party shall be obligated to Parte Interesada quedara obligada a purchase, and the Subject Party shall comprar y la Parte Afectada quedara be obligated to sell its Shares at the obligada a vender al Justo Valor las Fair Value at a closing to be held no Acciones de propiedad de esta ultima. later than the sixtieth (60th) day Dicha compraventa debera quedar after delivery of such notice; perfeccionada a mas tardar dentro de provided, however, that the expiration los sesenta (60) dias contados desde of this 60 day period shall not affect la entrega de dicho aviso. En todo the right of the Parties to request caso, el vencimiento de este plazo de specific performance of this
60 dias no  afectara el derecho de las    obligation.
Partes de exigir  el  cumplimiento  de
esta obligacion.

4.26 En la fecha en que se perfeccione 4.26 At the closing of a purchase of la compraventa de las Acciones, la Shares, the Subject Party shall
Parte  Afectada  debera  entregar a la    deliver   to  the   Interested   Party
Parte Interesada los necesarios certificates representing the Shares traspasos de las Acciones debidamente duly endorsed for transfer, and
otorgados y las Partes  obtendran  que    accompanied  by  all  requisite  stock
IRSA inscriba dichos traspasos en su transfer forms, and the Parties shall Registro de Accionistas. Todas las cause IRSA to register such transfer in IRSA's

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Acciones que se compren de conformidad    Stockholders'   Registry   Book.   Any
con las clausulas 4.22 a 4.27, deberan    Shares  purchased  pursuant to clauses
estar    libres   de   toda    prenda,    4.22  through  4.27  shall be free and
pretension,  opcion, carga,  gravamen,    clear  of any and all  liens,  claims,
"voting trust", poderes irrevocables y    options, charges, encumbrances, voting
otros  derechos de  cualquier  clase o    trusts,  irrevocable  proxies or other
naturaleza, que no sean los creados en    rights  of any kind or  nature  (other
virtud de este  Pacto de  Accionistas;    than    those    created    by    this
todo  lo  cual   debera   declarar   y    Shareholders'  Agreement)  and  at the
garantizar  la  Parte  Afectada  en la    closing of the  purchase  the  Subject
fecha   en  que  se   perfeccione   la    Party shall  represent  and warrant to
compraventa    de   las    respectivas    such effect.
acciones.

4.27  "Cambio  de  Control"  significa    4.27  "Change  of  Control"  means any
cualquier  hecho o conjunto  de hechos    event or  series  of events by which a
en virtud de los cuales los Party's Control Persons (a) cease to Controladores de la respectiva Parte own, directly or indirectly more than
(a) pierdan la propiedad, directa o 50% of the total voting power of the indirecta, de mas del 50% de los capital stock of such Party; or (b) no
derechos    de   voto   del    capital    longer  hold the  power,  directly  or
accionario   de  dicha   Parte  o  (b)    indirectly,  to  direct  or cause  the
pierdan el poder de dirigir, directa o direction of the management and indirectamente, la administracion y policies of such Party. "Control las politicas de dicha Parte. Persons" means with respect to (i) "Controladores" significa, respecto a Quinenco, members of the Luksic family
(i) Quinenco, miembros de la familia or a foundation that is controlled by, Luksic o una fundacion que sea or a majority in interest of the
controlada  por miembros de la familia    beneficiaries of which are, members of
Luksic   o  en  la  cual  el   interes    the  Luksic  family;   (ii)  Paulaner,
mayoritario   de   sus   beneficiarios    members  of  the  Schorghuber  family;
corresponda a miembros de la familia (iii) Heineken, members of the Luksic; (ii) Paulaner, miembros de la Heineken family; and (iv) any other familia Schorghuber; (iii) Heineken, Party after the date hereof, such miembros de la familia Heineken; y person or persons which effectively
(iv) cualquier otra persona que llegue    control such Party at such date.
a ser  Parte  con  posterioridad  a la
fecha  de este  instrumento,  la o las
personas que efectivamente controlen a
dicha Parte.

Enajenacion  a  una  Sociedad  Holding    Transfer   to  a   Qualified   Holding
Calificada                                Company

4.28  Ninguna   estipulacion  de  este    4.28  Nothing  in  this  Shareholders'
Pacto de Accionistas sera interpretada Agreement shall be construed as en el sentido de restringir el derecho restricting a Party from making a de una Parte de Enajenar sus Acciones Transfer of its Shares to a Qualified
a una Sociedad Holding Calificada de Holding Company of such Party; dicha Parte. No obstante lo anterior, provided, however that any Transfer of toda Enajenacion de acciones de tal shares of such Qualified Holding Sociedad Holding Calificada por dicha Company by such Party shall thereafter Parte sera considerada, desde ahi en be deemed to be a Transfer of Shares adelante, como una Enajenacion de and shall be subject to the provisions Acciones y como tal, estara sujeta a of this Shareholders' Agreement, in las estipulaciones de este Pacto de particular, clauses TWO and FOUR. Accionistas; en especial, sus "Qualified Holding Company" means a clausulas SEGUNDA y CUARTA. "Sociedad company of which a Party holds and at Holding Calificada" significa una all times agrees to maintain directly sociedad en que la respectiva Parte or indirectly not less than seventy mantiene, y se obliga a mantenter, en five and one-tenth percent (75.1%) of
todo      momento,      directa      o    the voting rights and economic

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                                                                              27

indirectamente, al menos un setenta y interests and which jointly with such cinco coma uno por ciento (75,1%) de Party agrees to be bound by all of the los derechos de voto e interes terms and provisions of this
economico  y  que   conjuntamente  con    Shareholders'   Agreement;   provided,
dicha Parte  conviene  en  obligarse a    however,  that  no  voting  rights  or
todos los terminos y clausulas de este economic interests of any Qualified Pacto de Accionistas. En todo caso, Holding Company of any Party may at ningun derecho de voto o interes any time be owned, directly or economico en cualquier Sociedad indirectly, by any Prohibited Holding Calificada de cualquiera de Transferee as defined in clause 6.4, las Partes podra pertenecer directa o and further provided that the voting indirectamente a un Adquirente rights or economic interests in a Prohibido, segun se define en la Qualified Holding Company owned by a clausula 6.4. Ademas, los derechos de Third Party shall be in the nature
voto  o  interes   economico   en  una    solely  of a  passive  investment  and
Sociedad Hoilding Calificada que shall not entitle such Third Party, as pertenezcan a un Tercero deberan tener a matter of law or by contract, to (i) exclusivamente el caracter de una exercise any right to veto or consent inversion pasiva y no daran derecho a to any action by the Qualified Holding tal Tercero, ya sea en virtud de la Company in respect of its ownership in ley o de la convencion a (i) ejercer IRSA (or indirectly through IRSA, in derecho de veto o de consentimiento CCU), or (ii) have or obtain alguno, respecto de cualquier representation on the governing bodies actuacion de la Sociedad Holding of the Qualified Holding Company, IRSA
Calificada,    en    relacion   a   su    or CCU.
participacion      en      IRSA      o
indirectamente,  a traves de IRSA,  en
CCU   o   (ii)    tener   u    obtener
representacion   en  los   organos  de
administracion  de la Sociedad Holding
Calificada, de IRSA o de CCU.

Procedimiento  en caso  de  producirse    Procedure in the Event of Deadlock
Desacuerdos (Deadlock)

QUINTO:                                   FIVE:

En caso que las Partes no puedan In the event that the Parties cannot ponerse de acuerdo con respecto a reach agreement in respect of any cualquier materia en que se requiera matter requiring action by the Board de una actuacion por parte del of IRSA or CCU, or on any matter Directorio de IRSA o de CCU, o en una requiring action by IRSA as a materia en que se requiera de una shareholder of CCU, any Party may, by actuacion de IRSA en su caracter de written notice to the other accionista de CCU, cualquiera de las Party(ies), declare a "Deadlock" Partes podra declarar un "Desacuerdo" (Desacuerdo). Upon such declaration, por escrito a la(s) otra(s) Parte(s). the matter or action which is the
Declarado que fuere un Desacuerdo,  la    subject  of  the  Deadlock,  shall  be
materia en que este incida se conclusively deemed rejected, the considerara como definitvamente shares of IRSA shall be voted against rechazada, las acciones de propiedad the adoption of such action and such de IRSA votaran en contra de la action shall not be approved or
realizacion     de    la     actuacion    carried out.
correspondiente  y esta no se aprobara
ni llevara adelante.

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                                                                              28

Obligacion de no competir                 Non-competition

SEXTO:                                    SIX:

6.1 Salvo por lo estipulado en la 6.1 Except as provided in clause 4.11, clausula 4.11, cada una de las Partes each Party agrees that, for so long as se obliga a que mientras sea duena de it owns any Securities of IRSA, it and cualesquiera Valores de IRSA, ni ella its Affiliates (as defined herein) (a) ni ninguna de sus Personas shall not in Chile and Argentina
Relacionadas  (segun se define en este    (collectively,  the "CCU Territories")
instrumento)       (a)      producira,    produce,    market,    sell,   import,
comercializara, vendera, importara, license, or distribute any alcoholic licenciara o distribuira bebidas or non-alcoholic beverage products alcoholicas o anlacoholicas (los (the "Products"); (b) shall not
"Productos")  en Chile o en  Argentina    acquire  or  maintain  any  direct  or
(colectivamente los "Territorios de indirect ownership or any other CCU"); y (b) adquirira o mantendra economic interest in any person or directa o indirectamente propiedad u business (other than IRSA or CCU as otro interes economico en cualquier permitted in this Shareholders' persona o negocio, distinto de IRSA o Agreement) which (i) derives a CCU segun se permite en este Pacto de majority of its consolidated gross Accionistas, que (i) obtengan la mayor revenues from the production, parte de sus ingresos brutos marketing, licensing, importation sale consolidados de la produccion, or distribution of the Products in the comercializacion, licenciamiento, CCU Territories or (ii) is engaged in importacion, venta o distribucion de production, marketing, importation,
los  Productos en los  Territorios  de    licensing, sale or distribution of the
CCU   o   (ii)    participen   en   la    Products,  and  the  majority  of  the
produccion,          comercializacion,    consolidated   assets   of  which  are
licenciamiento, importacion, venta o located in the CCU Territories; and distribucion de los Productos y la (c) shall use its reasonable efforts mayoria de sus activos consolidados se to cause any person which is not an encuentren situados en los Territorios Affiliate and in which it holds a de CCU. Igualmente, en las mismas direct or indirect ownership interest circunstancias, las Partes y sus of twenty percent (20%) or more not to Personas Relacionadas deberan emplear take any of the actions set forth in sus esfuerzos razonables para obtener (a) or (b) above. No Party shall que cualquier persona que no sea una provide any technical assistance with Persona Relacionada y en la cual respect to Products in the CCU mantenga una participacion directa o Territories except to CCU. As used in indirecta igual o superior al veinte this Shareholders' Agreement, an por ciento (20%) se abstenga de llevar "Affiliate" of any Party means any adelante cualquiera de las acciones person or entity which directly or senaladas precedentemente bajo (a) o indirectly (i) controls such Party;
(b). Ninguna de las Partes proveera (ii) is controlled by such Party or in cualquier tipo de asistencia tecnica which a Party otherwise exercises
respecto  de  los   Productos  en  los    decisive  management   influence;   or
Territorios  de CCU, salvo a la propia    (iii) is  under  common  control  with
CCU. Para los efectos de este Pacto de    such Party.
Accionistas,  "Persona Relacionada" de
cualquiera  de  las  Partes  significa
cualquier   persona  o   entidad   que
directa o indirectamente  (i) controle
a dicha Parte; (ii) sea controlada por
dicha  Parte o en cuya  administracion
esta  tenga  influencia   decisiva;  o
(iii) se encuentre  bajo control comun
con dicha Parte.

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                                                                              29

Expansion Regional                        Regional Expansion

6.2 Cada una de las Partes se obliga a 6.2 Each Party agrees that, for so que, mientras sea duena de long as it owns any Securities of cualesquiera Valores de IRSA, en el IRSA, in the event that the Party (or evento que ella o cualquiera de sus any of its Affiliates) identifies a Personas Relacionadas identifique una business opportunity to (a) engage in oportunidad de negocio para (a) any new line of business relating to participar en cualquier nueva linea de the production, licensing, marketing, negocio relacionada con la produccion, sale, importation or distribution of licenciamiento, comercializacion, the Products in Uruguay, Paraguay, venta, importacion o distribucion de Bolivia and any other Latin American los Productos en Uruguay, Paraguay, country as may be agreed between the Bolivia y cualquier otro pais de Parties from time to time
America Latina que las Partes acuerden    (collectively,        the       "Other
en  el  futuro   (colectivamente   los    Territories");  or  (b) to  acquire  a
"Otros Territorios"); o (b) adquirir direct ownership interest in any una participacion directa en la person or business which (i) derives a propiedad de cualquier persona o majority of its consolidated gross negocio que (i) obtenga la mayor parte revenues from the production, de sus ingresos brutos consolidados de licensing, marketing, importation, la produccion, licenciamiento, sale or distribution of the Products comercializacion, importacion, venta o in the Other Territories or (ii) is
distribucion  de los  Productos en los    engaged  in   production,   licensing,
Otros Territorios, o (ii) participe en    marketing,    importation,   sale   or
la produccion, licenciamiento, distribution of the Products and the comercializacion, importacion, venta o majority of the consolidated assets of distribucion de los Productos y la which are located in the Other mayoria de sus activos consolidados se Territories, (an "Opportunity") which encuentren situados en los Otros the Party wishes to pursue, the Party Territorios (una "Oportunidad"), que shall first offer or cause its la Parte desee llevar adelante, esta Affiliate to offer to CCU the debera primero ofrecer la Oportunidad Opportunity in the place of, or
a CCU o, en su  caso,  obtener  que su    jointly   with,   such  Party  or  its
Persona Relacionada haga lo mismo, Affiliate. The Parties shall cause CCU para que sea CCU la que lleve adelante to respond promptly to such
la  Oportunidad,  ya sea por si sola o    Opportunity.
en conjunto con la respectiva  Parte o
su  Persona  Relacionada.  Las  Partes
obtendran     que     CCU     responda
oportunamente a dicha Oportunidad.

En el evento que CCU opte por llevar In the event that CCU elects to pursue adelante y complete la transaccion and completes the transaction offered ofrecida en la Oportunidad, las Partes in the Opportunity, the Parties shall estaran en lo sucesivo impedidas de thereafter be prevented from competing competir con CCU, en la forma with CCU as set forth in clause 6.1.
estipulada  en la clausula  6.1. En el    In the  event  that  CCU  declines  or
evento que CCU rechace la  Oportunidad    fails   to   diligently   pursue   the
o que no la  lleve  adelante  en forma    Opportunity,  the proposing Party may,
diligente,  la Parte proponente podra,    upon written  notice to CCU pursue and
despues   de  haber   notificado   por    complete the  Opportunity  without the
escrito a CCU,  llevar  adelante dicha    participation of CCU.
Oportunidad  sin la  participacion  de
CCU.

6.3 Las estipulaciones de las 6.3 The provisions of clause 6.1 and clausulas 6.1 y 6.2 precedentes solo 6.2 are intended solely to govern the tienen por objeto regular las relationship between the Parties and
relaciones  entre las Partes y nada en    nothing therein is intended nor
ellas puede

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                                                                              30

interpretarse   ni  tiene  por  objeto    shall be deemed  to  create  any legal
crear derechos legales en beneficio de    rights to the benefit of, or which can
CCU o que esta pueda hacer cumplir.       be enforced by CCU.

Enajenaciones Prohibidas                  Prohibited Transfers

6.4 No obstante cualquier disposicion 6.4 Notwithstanding anything to the en contrario de este Pacto de contrary in this Shareholders'
Accionistas, ni Quinenco ni cualquier Agreement, Quinenco (or any Qualified Sociedad Holding Calificada de esta, Holding Company of Quinenco) shall not podran Enajenar cualesquiera Acciones Transfer any of its Shares to de su propiedad a Companhia De Bebidas Companhia De Bebidas Das Americas
Das Americas (Ambev) y/o Interbrew SA (Ambev), Interbrew SA, and/or y/o SABMiller PLC, como tampoco a SABMiller PLC, and their respective cualquiera de sus Personas Affiliates, and other third parties as Relacionadas o a otros terceros que may be agreed from time to time (each las Partes puedan acordar en el futuro a "Prohibited Transferee" and
(cada uno un "Adquirente  Prohibido" y    collectively,              "Prohibited
colectivamente            "Adquirentes    Transferees").  The provisions of this
Prohibidos"). La estipulacion de esta clause 6.4 are solely for the benefit clausula 6.4 cede exclusivamente en of Paulaner, and Heineken if and when
beneficio  de Paulaner y Heineken,  en    it becomes a Party.
caso que  esta  ultima  llegare  a ser
Parte de este Pacto de Accionistas.

Deber de Confidencialidad                 Confidentiality Obligation

SEPTIMO:                                  SEVEN:

7.1 Las Partes se obligan a cooperar 7.1 The Parties undertake to cooperate de buena fe en el cumplimiento de sus in good faith in the performance of obligaciones conforme a este Pacto de their obligations pursuant to this
Accionistas,  teniendo  a la vista los    Shareholders'  Agreement in accordance
objetivos contemplados en el.             with   the   objectives   contemplated
                                          herein.

7.2 Las Partes se obligan 7.2 The Parties agree to maintain reciprocamente a mantener estricta strict confidentiality regarding the confidencialidad respecto de los businesses and commercial secrets of negocios y secretos comerciales de la the other Party revealed to them as a otra Parte de que se impongan con result of this Shareholders' motivo del presente Pacto de Agreement, during its term and after Accionistas, durante la vigencia del its termination. This obligation shall mismo y despues de su termino. Esta not be applicable to those issues that obligacion no se aplicara a las must be reported to the authorities or materias que deban informarse a must be disclosed in accordance with
autoridades  o  hacerse   publicas  de    applicable laws.
acuerdo  con las leyes  aplicables  al
efecto.

Relaciones  legales entre las Partes y    Legal   relationships    between   the
CCU                                       Parties and CCU

OCTAVO:                                   EIGHT:

Las Partes acuerdan que sus relaciones    The  Parties  hereby  agree that their
contractuales  o de  negocios  con CCU    contractual or business  relationships
seran                                     with CCU shall always be

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siempre  en   condiciones  de  equidad    carried out on arm's length conditions
similares   a  la  que   habitualmente    similar to those  normally  prevailing
prevalecen en el mercado.                 in the market.

Reglas generales                          General Rules

NOVENO:                                   NINE:

9.1 Las  reuniones  del  Directorio de    9.1 The  meetings of the Board of IRSA
IRSA se llevaran a cabo en ingles, shall be conducted in English, unless salvo que todos los directores all of the directors attending speak asistentes dominen el idioma espanol, Spanish, in which case they shall be en cuyo caso se celebraran en espanol. conducted in Spanish. Without Sin perjuicio del idioma en que se prejudice to the language in which the lleven a cabo las reuniones, las actas meetings take place, the minutes of de las sesiones se extenderan en the meetings shall be executed in
espanol,  debiendo el  secretario  del    Spanish,  and  the  secretary  to  the
directorio  traducir  dichas  actas al    Board  shall  translate  such  minutes
ingles antes de su firma. Las into English before their signature. traducciones al ingles se agregaran The English translations shall be como anexo de las actas respectivas. attached as annexes to the relevant minutes.

9.2 Toda notificacion o comunicacion 9.2 All notices or communications that que deban darse o practicarse conforme must be delivered or performed in a este Pacto de Accionistas debera accordance with this Shareholders' hacerse por escrito, en idioma espanol Agreement shall be made in writing, in
o ingles,  y se entendera  validamente    Spanish  or in  English,  and shall be
enviada o  practicada  si es efectuada    deemed  validly  sent or  performed if
por   correo   certificado,    courier    made  by  means  of  certified   mail,
internacional o enviada por telefax a international courier or faxed to the la Parte pertinente del Pacto de relevant Party at the following
Accionistas al siguiente domicilio:       address:

QUINENCO S.A.                             QUINENCO S.A.
Enrique Foster Sur 20, piso 14,           Enrique Foster Sur 20, piso 14,
Las Condes                                Las Condes
Santiago, Chile                           Santiago, Chile
Telefax: +56-2-750 7101                   Fax: 56-2-750 7101
Atencion: Sr. Guillermo Luksic Craig y    TO:  Mr. Guillermo Luksic Craig and
              Sr. Andronico Luksic Craig       Mr. Andronico Luksic Craig and
              y Sr. Francisco Perez            Mr. Francisco Perez Mackenna.
              Mackenna.

Con copia a su abogado Sr. Manuel Jose    With  copy to its  legal  counsel  Mr.
Noguera    Eyzaguirre,    del    mismo    Manuel Jose Noguera Eyzaguirre, at the
domicilio, telefax +56-2-245 6240.        same address, telefax +56-2-245 6240.

FHI FINANCE HOLDING INTERNATONAL B.V. FHI FINANCE HOLDING INTERNATONAL / SCHORGHUBER STIFTUNG & CO. HOLDING B.V./SCHORGHUBER STIFTUNG & CO.
K.G.                                      HOLDING K.G.
Denninger Strasse 165                     Denninger Strasse 165
81925 Munchen, Alemania                   81925 Munchen, Germany
Telefax: +49-89-923 8453                  Telefax: +49-89-923 8453
Atencion: Dr. Johannes Bauer,Gerente      Attention: Dr. Johannes Bauer, Manager

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       Dr. Klaus Naeve, Gerente                      Dr. Klaus Naeve, Manager

Con  copia  a sus  abogados  Philippi,    With  copy  to  their  legal   counsel
Yrarrazaval, Pulido, Langlois & Philippi, Yrarrazaval, Pulido, Brunner, atencion Sra.Laura Novoa, Langlois & Brunner. Att. Ms. Laura
Moneda 970, piso 12, Santiago,  Chile.    Novoa,  Moneda 970, piso 12, Santiago,
Telefax: +56-2-364 3798.                  Chile, telefax +56-2-364 3798.

9.3 Esta convencion representa el 9.3 This agreement constitutes the Pacto de Accionistas integro entre las entire Shareholders' Agreement between Partes con relacion a las materias the Parties in connection with the estipuladas en el mismo y reemplaza y issues provided herein. It also se sobrepone a cualquier otro Pacto de replaces and supersedes any other Accionistas o entendimiento entre Shareholders' Agreement or any
ellas,  con relacion a tales materias,    understanding    between    them    in
los cuales  quedan sin efecto a contar    connection to these matters.
de esta fecha.

9.4 No existen otros convenios  orales    9.4 There are no other oral or written
o escritos con respecto a las materias agreements regarding the issues dealt tratadas en el presente instrumento. with herein. All modifications and Todas las modificaciones y enmiendas a amendments to this Shareholders'
este Pacto de Accionistas deberan Agreement shall be made in writing. constar por escrito. Tales Said modifications and amendments
modificaciones y enmiendas deberan ser    shall be executed  by duly  authorized
suscritas por  representantes  de cada    representatives of each Party.
Parte, debidamente autorizados.

Ninguna de las Partes celebrara No Party shall have or make, nor cualquier convencion, acuerdo o permit any of the persons appointed by entendimiento con cualquier persona o it to serve as a director of IRSA or entidad que no sea Parte de este Pacto CCU to have or make, any agreement, de Accionistas, relativo al ejercicio arrangement or understanding with any del derecho a voto correspondiente a person or entity which is not a Party las acciones en IRSA o en CCU, como in respect of the voting of shares of
tampoco    permitira   que   cualquier    IRSA or CCU.
persona  designada  por la  respectiva
Parte para  servir  como  director  de
IRSA o CCU tenga o  celebre  alguno de
dichos actos.

9.5                                       9.5

(Esta clausula es derogada.)              (This clause has been deleted.)

9.6 Si cualquiera clausula de este 9.6 If any part of this Shareholders' Pacto de Accionistas fuera declarada Agreement is to be declared void and nula y no ejecutable, las Partes haran unenforceable, the Parties shall make todas las enmiendas necesarias para all amendments necessary to overcome superar tal invalidez o falta de such nullity or lack of
ejecutabilidad.  La validez  del resto    enforceability.  The  validity  of the
de las clausulas de este Pacto de remainder of the clauses of this Accionistas no se vera afectada por la Shareholders' Agreement shall not be invalidez o inejecutabilidad que affected by the nullity or
afecte a una de sus clausulas.            unenforceability  that may  affect any
                                          part hereof.

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9.7 En la  medida  que  no se  acuerde    9.7 Unless otherwise agreed in writing
algo  diferente  por las  Partes,  por    by  the  Parties,   all  payments  and
escrito,  todos los pagos y entrega de    delivery  of  documents  to be made in
documentos   que   deban    efectuarse    accordance  with  this   Shareholders'
conforme a este  pacto de  Accionistas    Agreement  shall  take  place  at  the
se   realizaran   en  los   lugares  y    following locations and addresses,  as
domicilios  que  a   continuacion   se    applicable:
indican para cada caso:

a) Si es Munchen:                         a) If in Munchen:
Schorghuber Stiftung & Co. Holding KG     Schorghuber Stiftung & Co. Holding KG
Denninger Strasse 165                     Denninger Strasse 165
81925 Munchen, Alemania                   81925 Munchen, Germany
Telefax: +49-89-923 8453                  Telefax: +49-89-923 8453

b) Si es Santiago                         b) If in Santiago
Enrique Foster Sur No 20, piso 14,        Enrique Foster Sur No. 20, piso 14,
Las Condes                                Las Condes,
Santiago, Chile                           Santiago, Chile
Telefono: +56-2-750 7323                  Telephone: +56-2-750 7323
Telefax: +56-2-245 6240                   Telefax:   +56-2-245 6240

9.8 Todos los cambios de domicilios, 9.8 Any changes to the addresses, or telefonos o fax declarados por las telephone or fax numbers declared by Partes en este Pacto de Accionistas the Parties herein shall be deberan ser comunicados por cada una communicated by them by means of a de ellas por carta certificada o certified letter or international
enviada por courier internacional.        courier.

En tanto dicha notificacion de cambio As long as such notice of change is no fuere efectuada, se entenderan not made, the addresses, telephone and validos para todos los efectos que fax numbers stated herein shall be
hubiere  lugar,  aquellos  domicilios,    deemed  valid for the purposes of this
telefonos  y fax  declarados  en  este    Shareholders' Agreement.
Pacto de Accionistas.

Administracion de CCU                     Management of CCU

9.9 Las  Partes  se  obligan a adoptar    9.9  The   Parties   shall   take  all
todas las medidas necesarias que la necessary action as permitted by law ley permita para lograr la eleccion de to cause the election of the persons las personas que se designan para los nominated to their respective offices,
respectivos cargos, de la forma que se    as follows:
indica a continuacion:

a)    Presidentes  de los  Directorios    a)    Chairmen  of the  Boards  of CCU
      de CCU e IRSA                             and IRSA

(i)   Mientras  Quinenco  o una de sus    (i)   For so  long  as  Quinenco  or a
      Sociedades  Holding  Calificadas          Qualified   Holding  Company  of
      mantenga la  propiedad de un 50%          Quinenco  owns 50% of IRSA,  the
      de IRSA,  las  Partes  obtendran          Parties   shall   cause   to  be
      que    sea    designado     como          designated  as  Chairman  of the
      Presidente del                            CCU Board a

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      Directorio  de CCU  un  Director          Director  nominated by Quinenco,
      nominado  por  Quinenco  con  el          with the  consent  of  Paulaner,
      acuerdo de  Paulaner,  el que no          which   consent   shall  not  be
      sera  denegado sin una causa que          unreasonably withheld.
      razonablemente lo justifique.

(ii)  Mientras  Paulaner  mantenga  la    (ii)  For so long as Paulaner owns 50%
      propiedad de un 50% de IRSA, las          of IRSA, the Parties shall cause
      Partes    obtendran    que   sea          to   be   designated   as   Vice
      designado  como   Vicepresidente          Chairman  of  the  CCU  Board  a
      del   Directorio   de   CCU   un          Director  nominated by Paulaner,
      Director  nominado  por Paulaner          with the  consent  of  Quinenco,
      con el acuerdo de  Quinenco,  el          which   consent   shall  not  be
      que no  sera  denegado  sin  una          unreasonably withheld.
      causa  que   razonablemente   lo
      justifique.

(iii) El Presidente  del Directorio de    (iii) The  Chairman  of the  Board  of
      IRSA  y el  Gerente  General  de          IRSA and the General  Manager of
      IRSA seran  designados  por cada          IRSA will be  designated by each
      Parte,  respectivamente  (con el          Party   respectively  (with  the
      acuerdo de la otra Parte, el que          consent  of  the  other   Party,
      no sera  denegado  sin una causa          which   consent   shall  not  be
      que       razonablemente      lo          unreasonably           withheld)
      justifique)  alternativamente  y          alternately  on a rotating basis
      en  forma  rotativa,  cada  tres          for three years,  with the first
      anos,     siendo    el    primer          Chairman  of IRSA  nominated  by
      Presidente de IRSA designado por          Paulaner   and  the  first  IRSA
      Paulaner  y  el  primer  Gerente          General  Manager   appointed  by
      General  de IRSA  designado  por          Quinenco.
      Quinenco.

b)    Gerente General                     b)    Chief Executive Officer (Gerente
                                                General)

Mientras Quinenco o una de sus For so long as Quinenco or a Qualified Sociedades Holding Calificadas Holding Company of Quinenco owns 50% mantenga la propiedad de un 50% de of IRSA, the Parties shall cause to be IRSA, las Partes obtendran que sea designated as the Chief Executive designado como Gerente General de CCU Officer ("CEO") of CCU the individual una persona nominada por Quinenco con proposed by Quinenco with the consent el acuerdo de Paulaner, el que no sera of Paulaner, which consent shall not
denegado    sin    una    causa    que    be unreasonably withheld.
razonablemente lo justifique.

c)    Contralor General                   c)    General  Controller   (Contralor
                                                General)

Mientras    Paulaner    mantenga    la    For so long as  Paulaner  owns  50% of
propiedad  de  un  50%  de  IRSA,  las    IRSA,  the  Parties  shall cause to be
Partes obtendran que sea designado designated as the General Controller como Contralor General de CCU (cargo ("GC") of CCU (having responsibilities que tendra responsabilidades consistent with those currently consistentes con aquellas que tiene la exercised by the individual occupying persona que ocupa actualmente dicho such position) the individual proposed cargo) una persona nominada por by Paulaner, with the consent of Paulaner con el acuerdo de Quinenco, Quinenco, which consent shall not be
el que no sera  denegado sin una causa    unreasonably withheld.
que razonablemente lo justifique.

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d)    Gerente  General  Cervecera  CCU    d)    CEO-Beer Chile (Gerente  General
      Chile                                     Cervecera CCU Chile)

Mientras    Paulaner    mantenga    la    For so long as  Paulaner  owns  50% of
propiedad  de  un  50%  de  IRSA,  las    IRSA,  the  Parties  shall cause to be
Partes  obtendran  que  sea  designado    designated as the CEO  Beer-Chile  the
como  Gerente  General  Cervecera  CCU    individual proposed by Paulaner,  with
Chile   una   persona   nominada   por    the consent of Quinenco, which consent
Paulaner  con el acuerdo de  Quinenco,    shall not be unreasonably withheld.
el que no sera  denegado sin una causa
que razonablemente lo justifique.

e)    Remocion de Ejecutivos              e)    Removal of Officers

En relacion al Gerente General, el With respect to each of the CEO, the Contralor General y el Gerente General GC and the CEO-Beer Chile, the Parties Cervecera CCU Chile, las Partes shall cause the Board of CCU to
obtendran  que  el  Directorio  de CCU    establish  annual  targets  and  goals
establezca objetivos y metas anuales appropriate to their respective apropiadas para sus respectivas functions and in line with CCU's funciones y en linea con las strategies and budgets. In the event estrategias y presupuestos de CCU. En that any such officer fails to meet
caso  de  que   cualquiera  de  dichos    the  goals  set in any  three  of five
ejecutivos no cumpla los objetivos consecutive years, the Party which has fijados en cualesquiera tres de cinco not nominated such officer pursuant to
anos  consecutivos,  la  Parte  que no    the  provisions  of  this  clause  9.9
haya  designado a dicho  ejecutivo  de    shall  have the  right  to  cause  the
acuerdo con las estipulaciones de la dismissal of such person from his clausula 9.9, tendra el derecho de office and the other Party shall
obtener que dicha persona sea removida    cooperate with such action.
de su  cargo  y la otra  Parte  debera
cooperar con tal actuacion.

f)    Otros  Ejecutivos  y Miembros de    f)    Other  Executives and Subsidiary
      Directorios de Filiales                   Board Members

(i)   Las  designaciones  de los otros    (i)   All other executive  officers of
      ejecutivos   de  CCU  y  de  las          CCU    and    its     downstream
      Personas  Relacionadas  de  esta          Affiliates   (defined   as   any
      aguas  abajo   (entendiendo  por          employees  reporting directly to
      tales  ejecutivos a cualesquiera          the  CEO of CCU,  and the  chief
      empleados      que      reporten          executive or general managers of
      directamente  al Gerente General          such   Affiliates)    shall   be
      de   CCU   o  a   los   gerentes          subject   to  the  CCU   Board's
      generales  de  las   respectivas          approval upon joint  proposal by
      Personas Relacionadas), quedaran          the Parties.
      sujetas  a  la  aprobacion   del
      Directorio  de CCU, a  propuesta
      conjunta de las Partes.

(ii)  Cada Parte  designara  un numero    (ii)  All  members  of the  boards  of
      igual  de   miembros   para  los          directors  of any company  which
      Directorios     de     cualquier          CCU has  the  power  to  appoint
      compania  que CCU tenga el poder          shall  be   nominated  in  equal
      de  hacer  elegir.  En  caso  de          number by each Party.  If at any
      poder  elegir a un numero  impar          time CCU  should  have the power
      de   Directores,    las   Partes          to appoint  an uneven  number of
      determinaran  conjuntamente a la          members   to  such   boards   of
      persona    a    ser    designada          directors,   the  Parties  shall
      incluyendo al Gerente General de          jointly  determine the person to
      CCU como                                  be nominated,  including the CEO
                                                of CCU as a

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      posible candidato. Si el Gerente          possible  candidate.  If the CEO
      General  no  fuere  designado  a          is   not   appointed   to   such
      dicho(s)   directorio(s),   este          board(s), the CEO shall serve as
      ejercera,    cuando   ello   sea          non-voting  Board  Advisor where
      posible,    como    Asesor   del          permissible.
      Directorio sin derecho a voto.

g)    Continuacion    y   Cesion    de    g)    Continuation  and  Assignment of
      Derechos de Nombramiento                  Appointment Powers

En cualquier tiempo que Quinenco o una    At  such   time  as   Quinenco   or  a
Sociedad Holding Calificada de Qualified Holding Company of Quinenco Quinenco deje de ser duena del 50% de ceases to own 50% of IRSA, all
IRSA, todos los derechos de nomination rights of Quinenco under nombramiento que le correspondan a paragraphs (a)(i) and (iii) and (b) of Quinenco conforme a los parrafos this clause 9.9 shall be vested in
(a)(i) y (iii) y (b) de esta  clausula    Paulaner, and the nomination rights of
9.9 pasaran a Paulaner y los derechos Paulaner under paragraphs (a)(ii), (c) de designacion que le correspondan a and (d) of this clause 9.9 shall vest Paulaner bajo los parrafos (a)(ii), in the Party which acquires Quinenco's
(c)  and  (d)  de  esta  clausula  9.9    ownership in IRSA.
pasaran  a la Parte  que  adquiera  la
participacion  accionaria  de Quinenco
en IRSA.

En cualquier tiempo que Paulaner deje At such time as Paulaner ceases to own de ser duena del 50% de IRSA, los 50% of IRSA, the Party which acquires derechos de designacion que le Paulaner's Shares shall become vested correspondan a Paulaner conforme a los in Paulaner's rights under paragraphs parrafos (a)(ii), (c) y (d) de esta (a)(ii), (c) and (d) of this clause
clausula  9.9  pasaran  a la Parte que    9.9.  Subject to the  foregoing,  each
adquiera las Acciones de Paulaner. Party shall be entitled to assign its Sujeto a lo anterior, cada Parte podra rights under this clause 9.9 in
ceder  los  correspondientes  derechos    connection with a sale of its Shares.
bajo esta clausula 9.9 en relacion con
la venta de sus Acciones.

Directorio de CCU                         Board of Directors of CCU

9.10 El Directorio de CCU estara 9.10 The Board of Directors of CCU integrado por nueve (9) miembros shall consist of nine (9) members ("Directores") y cada Parte tendra el ("Directors") and each Party shall be derecho a designar, para ser elegidos entitled to nominate for election by por IRSA al Directorio de CCU, a la IRSA to the Board of CCU one half of mitad del numero total de Directores the total number of Directors as IRSA que IRSA tenga la capacidad de hacer has the power to cause to be elected.
elegir con sus votos. Si en cualquier If IRSA should at any time have the tiempo IRSA tuviere la capacidad de power to cause to be elected an uneven elegir un numero impar de Directores number of Directors in CCU, the en CCU, las Partes designaran de comun Parties shall unanimously designate acuerdo a un candidato a Director (el one Director (the "Joint Director"). "Director Conjunto"). Cada Parte Either Party shall have the right to
tendra  el  derecho  de   requerir  la    request   the  removal  of  the  Joint
revocacion del Director Conjunto en Director at any time and the other cualquier momento y ante tal Party shall use its maximum efforts requerimiento, la otra Parte empleara and otherwise take all actions within su maximo esfuerzo y adoptara todas its power and as permitted by law, to las acciones que esten dentro de su cause the Joint Director to be removed
poder  y  que  la  ley  permita,  para    from  the  Board  of  Directors.  Each
obtener que el Director  Conjunto  sea    Party shall procure that
removido del

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Directorio.  Cada Parte  procurara que    the  Directors of CCU  nominated by it
los  Directores de CCU  designados por    and the Joint  Director  shall vote on
ella y el Director  Conjunto  voten en    all issues  coming before the Board of
todas las materias de que deba conocer    CCU  in  the  manner  directed  by the
el  Directorio  de CCU en la forma que    resolution  of the  Board  of  IRSA in
lo haya acordado el Directorio de IRSA    respect thereof and in accordance with
con  respecto  a dichas  materias y de    the  provisions of this  Shareholders'
conformidad a las  estipulaciones  del    Agreement.  At all times the directors
presente Pacto de Accionistas. En todo    nominated  by the Parties to the Board
momento los directores  designados por    of  IRSA  shall  be  the  same  as the
las Partes al Directorio de IRSA seran    Directors  nominated by the Parties to
los   mismos   que   los    Directores    the Board of CCU (except for the Joint
nominados por las Partes al Directorio    Director).
de CCU (salvo el Director Conjunto).

Actuaciones Restringidas                  Restricted Actions

9.11 Sin que implique una limitacion a 9.11 Without limiting the rights of los derechos de cualquiera de las either Party as a 50% shareholder of
Partes en su calidad de tenedor del IRSA, the affirmative vote of at least 50% del capital accionario de IRSA, se one member of the Board of IRSA or requerira el voto favorable de al CCU, as the case may be, who has been menos un Director de IRSA o, en su nominated for appointment by each caso, de CCU , que haya sido designado Party (excluding the Joint Director), para ocupar tal cargo por cada una de shall be required in order for IRSA or las Partes (exceptuando al Director CCU (each referred to below as the
Conjunto), para que IRSA o CCU (cada "Company") to take any of the una denominada aqui la "Compania") following actions (or series of pueda llevar adelante cualquiera de actions that produce the same result)
las  siguientes  decisiones o acciones    (each, a "Restricted Action"):
(o  un   conjunto  de   decisiones   o
acciones   que   produzcan   el  mismo
resultado)  (cada  una de  ellas,  una
"Actuacion Restringida"):

a)    cualquier cambio a la naturaleza    a)    make any change in the nature of
      de los negocios de la Compania;           the Company's business;

b)    la   emision,   venta,   compra,    b)    issue, sell,  purchase,  redeem,
      recompra  y  cancelacion  de las          subdivide,  combine,  reclassify
      acciones recompradas,  division,          or  recapitalize  any  shares of
      combinacion,  reclasificacion  o          the capital  stock or Securities
      recapitalizacion de cualesquiera          of   the   Company   or  of  its
      acciones   o   Valores   de   la          subsidiaries   or  any   rights,
      Compania  o de  sus  filiales  o          warrants  or options to purchase
      derechos,  warrant,  u  opciones          any such shares or securities;
      para  adquirir  cualesquiera  de
      dichas acciones o valores;

c)    la  fusion de la  Compania  o de    c)    merge or consolidate the Company
      cualquiera de sus subsidiarias;           or any of its subsidiaries  with
                                                or into any other entity;

d)    la disolucion o  liquidacion  de    d)    liquidate,  dissolve  or wind up
      la Compania;                              the Company;

e)    la      venta,      enajenacion,    e)    sell, transfer, lease, sublease,
      arrendamiento, subarrendamiento,          license or otherwise  dispose to
      licenciamiento u otra                     or from a third party

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      forma de  disposicion  a o de un          property   or   assets,    real,
      tercero  de  bienes  o  activos,          personal  or  mixed   (including
      raices  o  muebles   (incluyendo          leasehold      interests     and
      derechos sobre bienes arrendados          intangible  assets) in an amount
      y  activos  intangibles)  por un          in  excess of US$3  million  per
      valor   que   exceda   de   tres          transaction;
      millones     de    US    dolares
      (US$3.000.000)      por     cada
      transaccion;

f)    la modificacion o repactacion de    f)    amend or restate the Articles of
      los estatutos de la Compania;             Incorporation  or  Bylaws of the
                                                Company;

g)    la  declaracion,  realizacion  o    g)    declare,   make   or   pay   any
      pago de  cualquier  dividendo  o          dividend,     distribution    or
      reparto   (ya  sea  en   dinero,          transfer   (whether   in   cash,
      valores  u otros  bienes)  a los          securities or other property) to
      accionistas    por   un    valor          shareholders  in an amount  less
      inferior  o  superior  al 50% de          than or greater  than 50% of the
      los     utilidades      liquidas          annual net income of CCU and its
      obtenidas    por   CCU   y   sus          subsidiaries  on a  consolidated
      subsidiarias       en      forma          basis;
      consolidada      durante      el
      respectivo ejercicio;

h)    el   aumento  de  capital  o  la    h)    increase   the   amount  of  the
      emision   de   acciones   de  la          authorized   or   issued   share
      Compania;                                 capital of the Company, or issue
                                                any shares of capital stock;

i)    contraer deudas o emitir titulos    i)    incur or issue any  indebtedness
      de deuda en cuya virtud la razon          that  would  cause  the ratio of
      de   deuda    financiera    neta          consolidated    net    financial
      consolidada   versus  el  EBITDA          indebtedness to annual EBITDA of
      anual de CCU  (segun  conste  en          CCU (as reported in CCU's annual
      los     estados      financieros          reports   consistent  with  past
      consolidados  de CCU de un  modo          practice) to exceed 3 to 1;
      consistente   con  la   practica
      pasada), sea superior a 3 a 1;

j)    la   introduccion  de  cualquier    j)    unless  required  by  law  or  a
      cambio   significativo   en  las          change  in   Chilean   generally
      practicas o principios contables          accepted  accounting  practices,
      o la  designacion  de  auditores          make any material  change in any
      independientes, a menos que ello          method    of    accounting    or
      se deba a cambios  exigidos  por          accounting   policies   or   the
      ley   o   a   cambios   en   los          appointment    of    independent
      principios    de    contabilidad          auditors;
      generalmente aceptados;

k)    la  inscripcion o cancelacion de    k)    list or delist the capital stock
      inscripcion  de las  acciones de          of  the  Company  or  any of its
      la Compania o de  cualquiera  de          subsidiaries    on   any   stock
      sus  subsidiarias  en  cualquier          exchange;
      bolsa de comercio;

l)    la  recompra   de   cualesquiera    l)    repurchase  any  shares  of  the
      acciones de la Compania;                  Company;

m)    la realizacion,  por parte de la    m)    enter any  transactions  between
      Compania, de                              the Company

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      cualquier  transaccion  con  una          and any  person or entity  which
      persona  o  entidad  relacionada          is related to or affiliated with
      con  cualquiera  de las Partes o          any   Party  or  the   executive
      de los ejecutivos principales de          management   thereof   having  a
      la  Compania,  por un monto  que          value of more than US$10,000;
      exceda  los diez mil US  dolares
      (US$10.000);

n)    efectuar    o    contraer     la    n)    make or  commit  to any  capital
      obligacion de efectuar cualquier          expenditure,    investment    or
      gasto de  capital,  inversion  o          acquisition  of assets or series
      adquisicion    de    activos   o          of     capital     expenditures,
      cualquier  serie  de  gastos  de          investments,  or acquisitions of
      capital    ,    inversiones    o          assets in excess of US$5 million
      adquisiciones de activos, por un          (US$5,000,000) annually;
      monto   que   exceda   de  cinco
      millones     de    US    dolares
      (US$5.000.000) en un ano;

o)    la   celebracion   de  cualquier    o)    enter into any new distribution,
      contrato    de     distribucion,          brand     license,     technical
      licencia  de  marca,  asistencia          assistance or similar agreement,
      tecnica o de cualquier contrato,          arrangement or transaction  with
      acuerdo  o  transaccion  similar          any   entity   engaged   in  the
      con cualquier  entidad  dedicada          business  of brewing and selling
      al negocio de  producir y vender          malt beverages;
      bebidas  elaboradas  a  base  de
      malta;

p)    la   realizacion   de  cualquier    p)    make any  investment in or enter
      inversion     o      transaccion          into any material transaction in
      relevante  respecto a  cualquier          respect  of  any   business   or
      negocio  u  operacion  fuera del          operations    outside   of   the
      ambito   de  la   industria   de          beverage industry;
      bebidas;

q)    La fijacion de las condiciones y    q)    establish   the   terms  of  the
      terminos         para        las          compensation,  bonus  plans  and
      compensaciones,     planes    de          other benefits applicable to any
      incentivos  y  otros  beneficios          executive   officer   or  senior
      aplicables a cualquier ejecutivo          manager; and
      principal; y

r)    La   celebracion   de  cualquier    r)    enter  into  any   agreement  or
      convencion o entendimiento  para          understanding  to do  any of the
      llevar  a efecto  cualquiera  de          foregoing.
      los actos anteriores.

Cada parte procurara que (i) la Each Party shall procure that (i) the administracion de CCU sea informada de management of CCU is advised of the
los terminos de esta  clausula  9.11 y    provisions  of this  clause  9.11  and
que no se involucre en, ni autorice does not engage in or authorize any transaccion alguna que constituya, una transactions which constitute Actuacion Restringida sin la necesaria Restricted Actions without requisite aprobacion del Directorio; y (ii) Board approvals; and (ii) prior to a antes que una Actuacion Restringida Restricted Action being brought before sea llevada al Directorio de CCU, esta the CCU Board, it is brought before sea llevada al Directorio de IRSA. Si, the Board of IRSA. If, notwithstanding no obstante las estipulaciones de esta the provisions of this clause 9.11, a clausula 9.11, una Actuacion Restricted Action is brought before Restringida fuere llevada al the CCU Board without first being Directorio de CCU sin haber sido brought before the Board of IRSA, and
previamente  llevada al  Directorio de    any of the  Directors of CCU nominated
IRSA y uno de los Directores de           by a Party requests

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                                                                              40

CCU nominado por una Parte solicitare that such Restricted Action be que dicha Actuacion Restringida sea postponed in order for it to be first postergada a fin de que pueda ser brought before the Board of IRSA, such llevada previamente ante el Directorio action shall be so postponed. The de IRSA, dicha actuacion debera ser Parties shall procure that the Boards postergada. Las Partes procuraran que of IRSA and CCU adopt resolutions los Directorios de IRSA y CCU adopten approving and implementing the
resoluciones aprobando e implementando    provisions of this clause 9.11.
las  estipulaciones  de esta  clausula
9.11.

Remedies                                  Remedies

9.12                                      9.12

a) Las Partes entienden y aceptan que a) It is understood and agreed that el pago de indemnizaciones puede no money damages would not be a ser suficiente reparacion para el sufficient remedy for any breach of incumplimiento de las disposiciones de the provisions of this Shareholders' este Pacto de Accionistas y que ellas Agreement and that the Parties shall estan autorizadas para demandar el be entitled to specific performance
cumplimiento  forzado de la obligacion    and  injunctive  or other  relief as a
o impetrar cualquier medida cautelar o remedy for any such breach or precautoria para reparar ese threatened breach and the Parties incumplimiento o la amenaza de que further agree to waive any requirement dicho incumplimiento tenga lugar. Las for security or the posting of any Partes, a mayor abundamiento, acuerdan bond in connection with such remedy. renunciar a cualquier exigencia de Such remedy shall not be deemed to be constituir una garantia para obtener the exclusive remedy for breach of la reparacion del incumplimiento. Los this Shareholders' Agreement, and mecanismos de reparacion anteriores no shall be in addition to all other
seran  considerados  como  los  medios    remedies  of the  Parties,  including,
exclusivos o excluyentes de otros without limitation, the right to medios para reparar un incumplimiento collect damages; provided, however, de este Pacto de Accionistas, y seran that the Parties shall be precluded adicionales a cualquier otro medio de from obtaining the rescission reparacion del incumplimiento que este (resolucion) of this Shareholders' a disposicion de las Partes, Agreement pursuant to article 1489 of incluyendo, pero sin que constituya the Chilean Civil Code (Codigo Civil)
limitacion,   el   derecho   a  cobrar    and from  forcing the  dissolution  or
indemnizacion  por danos.  Las Partes,    liquidation of IRSA.
sin embargo,  renuncian expresamente a
demandar   la   resolucion   de   este
contrato   de   conformidad   con   el
articulo 1489 del Codigo Civil chileno
asi  como   tambien  a   demandar   la
disolucion  o  liquidacion  forzada de
IRSA.

b) En el evento de un Incumplimiento b) In the event of a Special Breach Especial (en la forma que este es (as defined below) the Party claiming definido mas abajo) la Parte que such Special Breach shall, within 15 reclame dicho Incumplimiento Especial days after becoming aware of the debera hacerlo mediante el envio de existence of the Special Breach, give una notificacion escrita a la otra written notice thereof to the other Parte (la "Parte Infractora"). Dicha Party (the "Defaulting Party"),
notificacion debera enviarse dentro whereupon the Defaulting Party shall del plazo de 15 dias contados desde be afforded the opportunity, if such
que                                       Special Breach


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tome  conocimiento de la existencia de    is  curable,  to remedy  such  Special
tal Incumplimiento  Especial. La Parte    Breach and take  corrective  action to
Infractora  tendra la  posibilidad  de    restore the rights and  privileges  of
subsanar  su  incumplimiento,  si  tal    the  other   Party  as   promptly   as
Incumplimiento Especial es subsanable.    practicable  but  in no  event  within
Para ello  debera  tomar,  tan  pronto    more than 60 days from the date of the
como sea posible,  pero en ningun caso    notice (the "Cure Period").  The other
mas alla del plazo de 60 dias desde el    Party  shall  assist  the   Defaulting
envio de la  notificacion  escrita (el    Party in its  good  faith  efforts  to
"Plazo de  Reparacion"),  las acciones    cure any Special Breach,  including by
correctivas       necesarias      para    voting  its   Shares   and   otherwise
restablecer los derechos y privilegios    exercising   its  rights   under  this
de la otra Parte. La otra Parte debera    Shareholders' Agreement in such manner
colaborar  con la Parte  Infractora en    as to effect the  required  corrective
sus esfuerzos de buena fe destinados a    action.   "Special   Breach"  means  a
reparar    cualquier    Incumplimiento    material  breach of clauses 9.9,  9.10
Especial, incluyendo el hecho de votar    or  9.11  attributed  to a  Defaulting
sus  Acciones y ejercer  sus  derechos    Party,  whereby (i) action is taken by
bajo  este  Pacto  de  Accionistas  de    the CCU  Board,  with the votes of any
manera  que se  lleven  a  efecto  las    of  the  Directors  nominated  by  the
medidas    correctivas     requeridas.    Defaulting Party,  which contravenes a
"Incumplimiento Especial" significa un    previous decision adopted by the Board
incumplimiento   sustancial   de   las    of IRSA;  (ii)  action is taken by the
clausulas 9.9, 9.10 o 9.11  atribuible    CCU  Board,  with the  votes of any of
a la Parte Infractora,  consistente en    the   Directors   nominated   by   the
que (i) el  Directorio  de CCU realice    Defaulting  Party,  notwithstanding  a
una   actuacion   con  los   votos  de    Deadlock  in  the  Board  of  IRSA  in
cualquiera de los Directores nominados    respect  of that  action;  or  (iii) a
por   la    Parte    Infractora    que    Restricted  Action is taken by the CCU
contravenga    una   decision   previa    Board,  with  the  votes of any of the
adoptada por el  Directorio de IRSA; o    Directors  nominated by the Defaulting
(ii) el  Directorio de CCU realice una    Party,  notwithstanding that, pursuant
actuacion  con los votos de cualquiera    to clause 9.10,  a Director  nominated
de  los  Directores  nominados  por la    by the other Party has  requested  the
Parte   Infractora,   no  obstante  la    postponement of such Restricted Action
existencia   de   un   Desacuerdo   al    until it has been  brought  before the
interior  del  Directorio  de  IRSA en    Board of IRSA for determination.
relacion a tal actuacion;  o (iii) una
Actuacion  Restringida  sea  realizada
por el Directorio de CCU con los votos
de   cualquiera   de  los   Directores
nominados por la Parte Infractora,  no
obstante  que  conforme a la  clausula
9.10, un Director nominado por la otra
Parte haya  requerido  que se posponga
dicha Actuacion  Restringida hasta que
haya sido sometida a la  consideracion
del Directorio de IRSA.

Si un Incumplimiento Especial no es If the Special Breach is not cured as subsanado en la forma antedicha, la aforesaid, the other Party shall have otra Parte tendra el derecho y la the right and option to purchase the opcion de comprar las acciones de la Defaulting Party's Shares and the Parte Infractora, y esta ultima estara Defaulting Party shall be obligated to obligada a vender sus Acciones a la sell its Shares to the other Party, in otra Parte; entendiendose, en tal which case the Defaulting Party shall caso, que la Parte Infractora ha be deemed to have made an irrevocable efectuado a la otra Parte una oferta offer to sell its Shares to the other irrevocable de venta de sus Acciones. Party. Such sale shall be made at the Dicha venta se efectuara al Precio de Sale Price (as defined below) upon Venta (segun este se define mas written notice of the other Party (the
abajo),  contra  la  recepcion  de una    "Purchase Notice") given (i) if
comunicacion escrita de la otra

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Parte (el "Aviso de  Compra"),  el que    the Defaulting  Party does not contest
debera  ser dado (i)  dentro del plazo    the  existence  of a  Special  Breach,
de 90 dias  desde  la  expiracion  del    within  90 days of the  expiration  of
Plazo  de  Reparacion,   si  la  Parte    the  Cure  Period;   or  (ii)  if  the
Infractora    no    controvierte    la    Defaulting    Party    contests    the
existencia   de   un    Incumplimiento    existence of a Special Breach,  within
Especial;  o (ii)  dentro del plazo de    90  days  from  the  issuance  to  the
90 dias  desde la  notificacion  a las    parties of an arbitral  award  finding
partes de la  sentencia  arbitral  que    the  Defaulting  Party to have been in
declare    la    existencia    de   un    default.  In the latter case (ii),  if
Incumplimiento  Especial,  si la Parte    the  other   Party   decides  to  have
Infractora  controvierte la existencia    recourse to  arbitration  (pursuant to
de dicho Incumplimiento  Especial.  En    clause FOURTEEN of this  Shareholders'
este  ultimo  caso  (ii),  si la  otra    Agreement),  it shall submit a Request
Parte  ha  optado   por   recurrir   a    for  Arbitration to the ICC within 180
arbitraje   conforme  a  la   clausula    days  of the  expiration  of the  Cure
CATORCE de este Pacto,  debera  enviar    Period.  In the event that it fails to
al   efecto   un    Requerimiento   de    do so,  the  Special  Breach  shall be
Arbitraje a la CCI dentro del plazo de    deemed cured.
180  dias  desde  el  vencimiento  del
Plazo de Reparacion. En el caso que no
envie dicho Requerimiento de Arbitraje
dento del plazo indicado, se entendera
que el Incumplimiento Especial ha sido
subsanado.

Dentro del plazo de 15 dias desde el Within 15 days of a Purchase Election, Aviso de Compra, cada Parte debera each Party shall designate one designar un banco de inversiones international investment banking firm, internacional, que debera proceder a which shall proceed to determine the determinar el Justo Valor de las Fair Value of the Defaulting Party's
Acciones  de la  Parte  Infractora  de    Shares   in   accordance    with   the
acuerdo   con  lo   dispuesto   en  la    provisions  of  clause  4.24.  As used
clausula 4.24. Para los efectos de herein, "Sale Price" means, until the esta clausula, "Precio de Venta" sera, fifth anniversary of the date of this hasta el vencimiento del quinto ano Shareholders' Agreement, the Fair contado desde la fecha de este Pacto Value less the greater of ten percent de Accionistas, el Justo Valor menos (10%) or US$50 million, and, after the
el monto que  resulte  mayor entre (i)    fifth anniversary, the Fair Value.
el 10% del Justo  Valor o (ii) la suma
de 50 millones de US dolares.  Despues
del vencimiento del quinto ano contado
desde  la  fecha  de  este   Pacto  de
Accionistas,  el Precio de Venta  sera
igual al Justo Valor.

Dentro del plazo de 10 dias desde la Within 10 days of the determination of determinacion del Justo Valor, la otra Fair Value, the other Party shall give Parte debera enviar una comunicacion written notice of whether or not it escrita a la Parte Infractora wishes to purchase the Defaulting notificandole su decision de comprar o Party's Shares at the Sale Price. Upon no las Acciones de esta ultima al such election the other Party shall be
Precio de Venta. Una vez tomada esa obligated to purchase, and the decision la otra Parte estara obligada Defaulting Party shall be obligated to a comprar y la Parte Infractora a sell its Shares at the Sale Price at a vender sus Acciones al Precio de closing to be held no later than the Venta. El perfeccionamiento de dicha sixtieth (60th) day after delivery of venta tendra lugar a mas tardar dentro such notice; provided, however, that de 60 dias contados desde la entrega the expiration of this 60 day term de dicha comunicacion. En todo caso, shall not affect the right of the la expiracion del referido plazo de 60 Parties to request specific dias no afectara el derecho de las performance of this obligation. The
Partes a exigir el cumplimiento           Defaulting Party shall comply with the
                                          provisions

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                                                                              43

forzado de esta  obligacion  de venta.    of clause 4.26 in connection  with the
En la  fecha  en  que  se  perfeccione    delivery of its Shares at the closing.
dicha  venta,   la  Parte   Infractora
debera  cumplir con las  disposiciones
de la clausula 4.26 en relacion con la
entrega de sus Acciones.

Al momento  en que una Parte  entregue    At  such  time  as  a  Party  gives  a
el Aviso  de  Compra,  se  considerara    Purchase  Notice,  such Party shall be
irrevocablemente que dicha Parte ha deemed conclusively to have waived its renunciado en forma expresa a su right to collect damages or obtain derecho a demandar indemnizacion de specific performance in respect of the perjuicios o el cumplimiento forzado, Special Breach claimed by it, and to con relacion al Incumplimiento have irrevocably elected the remedy Especial reclamado; y que ha optado provided under this clause 9.12(b) as irrevocablemente por la reparacion the exclusive remedy for such Special
establecida  en esta clausula  9.12(b)    Breach.
como la  exclusiva  reparacion  de tal
Incumplimiento Especial.

Duracion  y  Registro   del  Pacto  de    Term   and    Registration    of   the
Accionistas                               Shareholders' Agreement

DECIMO:                                   TEN:

Este Pacto de Accionistas tendra This Shareholders' Agreement shall duracion indefinida y en todo caso have an indefinite duration, and in
mientras  IRSA  continue   existiendo,    any event for as long as IRSA  exists.
quedando   cualquiera  de  las  Partes    Either  Party  shall be  empowered  to
facultada para registrarlo en IRSA y register it with IRSA and CCU, as the en CCU, segun corresponda, conforme a case may be, in accordance with the
la ley.                                   law.

Idioma                                    Language

DECIMO PRIMERO:                           ELEVEN:

Para todos los efectos de este Pacto As between the Parties, the English de Accionistas se usaran and Spanish versions of this indistintamente sus versiones en Shareholders' Agreement shall be given idioma espanol e ingles, con igual equal value, provided that in the
valor.     En    caso    de    ocurrir    event  of  a  dispute   regarding  the
controversias relativas a la interpretation thereof the arbitrators interpretacion del mismo, el tribunal shall apply the version which they arbitral recurrira a la version que a determine most closely reflects the su juicio refleje de mejor modo la intent and purpose of the Parties with intencion de las Partes en el caso regard to the specific matter in
concreto controvertido.                   dispute.

Domicilio                                 Domicile

DECIMO SEGUNDO:                           TWELVE:

Para   todos  los   efectos   de  este    For the purposes of this Shareholders'
contrato el domicilio de las Partes Agreement, the domicile of the Parties sera el que se senale en la clausula is the one stated in clause 9.7. 9.7.

Documento Final                    Appendix 2                     Execution Copy

Ley Aplicable                             Applicable Law

DECIMO TERCERO:                           THIRTEEN:

El presente  Pacto de  Accionistas  se    This  agreement  shall be  governed by
regira    y   se    interpretara    de    and  construed  in   accordance   with
conformidad con la ley chilena.           Chilean law.

Arbitraje                                 Arbitration

DECIMO CUARTO:                            FOURTEEN:

Cualquier controversia, pretension o Any controversy, claim or dispute disputa entre las Partes, que tenga su between the Parties arising from or in origen en este Pacto de Accionistas o connection with this Shareholders' se relacione con el mismo, incluyendo, Agreement including but not limited to sin que la enumeracion que sigue sea the existence, validity, intent,
restrictiva,  la existencia,  validez,    interpretation,           performance,
intencion,             interpretacion,    enforcement or arbitrability of any of
cumplimiento,   ejecucion   forzada  o    the terms  contained  herein  shall be
arbitrabilidad       de      cualquier    finally  settled  under  the  Rules of
estipulacion    contenida    en   este    Arbitration   of  the  ICC  by   three
instrumento,       sera       resuelta    arbitrators  appointed  in  accordance
definitivamente de acuerdo con el with the said Rules. The seat of the Reglamento de Arbitraje de la CCI por arbitration shall be New York, New tres arbitros nombrados conforme a York, U.S.A. and all arbitration dicho Reglamento. La sede del proceedings shall be conducted in the arbitraje sera la ciudad de Nueva English language. Each Party shall be
York,  Nueva  York,  U.S.A y todos los    required  to pay an equal share of the
procedimientos se substanciaran en administrative expenses and advances ingles. Cada Parte se obliga a pagar on costs of the ICC, unless the una parte alicuota de los gastos arbitrators rule otherwise in their administrativos y de los anticipos de final award. The arbitrators may award los costos de la CCI, salvo que los attorneys' fees and other expenses to arbitros fallen de un modo diverso en the prevailing party in their award as su laudo final. En dicho laudo, los they see fit. Any Party to this arbitros podran imponer el pago de los Shareholders' Agreement shall have the honorarios de abogados y demas costas right to have recourse to and shall be a favor de la parte que haya obtenido bound by the Pre-arbitral Referee
en   el   arbitraje,   segun   estimen    Procedure  of the  ICC  in  accordance
procedente.  Cualquiera  de las Partes    with its Rules.
de este Pacto de Accionistas tendra el
derecho de  recurrir  al  Pre-arbitral
Referee   Procedure   de  la   CCI  en
conformidad  con el Reglamento de esta
y    quedara    obligada    por    tal
Procedimiento.

Numero de Ejemplares                      Counterparts

DECIMO QUINTO:                            FIFTEEN:

El presente Pacto de Accionistas se This Shareholders' Agreement is signed firma en siete ejemplares quedando dos in seven counterparts, two of them
en poder de  Quinenco y cinco en poder    remaining  with Quinenco and five with
de Paulaner.                              Paulaner.

Documento Final                    Appendix 2                     Execution Copy

Personerias                               Powers of Attorney

DECIMO SEXTO:                             SIXTEEN:

La personeria de los comparecientes no    The  powers  of   attorney   of  those
se  inserta  por cuanto las Partes han    appearing  are not attached  since the
confirmado       sus       respectivas    Parties  have already  confirmed  such
personerias.                              respective powers.


FHI FINANCE HOLDING INTERNATIONAL B.V.    FHI FINANCE HOLDING INTERNATIONAL B.V.


----------------------------              ----------------------------
Johannes Bauer Spiegel                    Johannes Bauer Spiegel


----------------------------              ----------------------------
Klaus Naeve                               Klaus Naeve


SCHORGHUBER STIFTUNG & CO HOLDING K.G.    SCHORGHURBER STIFTUNG & CO. HOLDING
                                          K.G.


----------------------------              ----------------------------
Klaus Naeve                               Klaus Naeve


----------------------------              ----------------------------
Ruth Beisswingert                         Ruth Beisswingert


QUINENCO S.A.                             QUINENCO S.A.


----------------------------              ----------------------------
Guillermo Luksic Craig                    Guillermo Luksic Craig


----------------------------              ----------------------------
Francisco Perez Mackenna                  Francisco Perez Mackenna